Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180628

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 11, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 9, 2012)

Shares

PartnerRe Ltd.

% SERIES F NON-CUMULATIVE REDEEMABLE PREFERRED SHARES

(Liquidation Preference $25.00 per share)

PartnerRe Ltd. is offering             shares of its     % Series F Non-Cumulative Redeemable Preferred Shares, which we refer to in this prospectus supplement as the “Series F preferred shares.”

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The Series F preferred shares will not be redeemable before March 1, 2018, except in specified circumstances relating to certain capital disqualification or tax events. Beginning on March 1, 2018, PartnerRe Ltd. may redeem the Series F preferred shares, in whole at any time or in part from time to time, at $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date.

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Dividends on the Series F preferred shares are non-cumulative and are payable only when, as and if declared by our board of directors (or a duly authorized committee of the board) quarterly on the first day of March, June, September and December (each, a “dividend payment date”), commencing June 1, 2013. If we have not declared a dividend before the dividend payment date for a dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series F preferred shares are declared for any future dividend period.

•	The Series F preferred shares will have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any other securities.

We intend to file an application to list the Series F preferred shares on the New York Stock Exchange under the symbol “PRE PrF.” If the application is approved, trading is expected to commence within 30 days after the initial delivery of the Series F preferred shares.

Investing in the Series F preferred shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as in our Annual Report on Form 10-K/A for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

PRICE $25 PER SHARE

	Price to Public		Underwriting Discounts(1)	Proceeds, before expenses, to PartnerRe(2)

Per Share		$25.00	$	$
Total	$		$	$

(1)	The underwriting discount is $ per Series F preferred share for retail orders and $ per Series F preferred share for institutional orders. See “Underwriting” beginning on page S-32 of this prospectus supplement for additional discussion regarding underwriting discounts and commissions.
(2)	The underwriters may also purchase up to an additional Series F preferred shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

None of the Securities and Exchange Commission, state securities regulators, the Minister of Finance and the Registrar of Companies in Bermuda and the Bermuda Monetary Authority has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series F preferred shares only in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about             , 2013.

Joint Book-Running Managers

UBS Investment Bank	BofA Merrill Lynch	Citigroup	Credit Suisse	Wells Fargo Securities

Senior Co-Managers

Barclays	RBC Capital Markets

Co-Managers

HSBC	J.P. Morgan

            , 2013

We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference may be accurate only as of the dates of those respective documents. Our business, financial condition, results of operation and prospects may have changed since those respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series F preferred shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

References in this prospectus supplement and the accompanying prospectus to “PartnerRe,” “we,” “us,” “our” or the “Company,” refer to PartnerRe Ltd., and, unless the context otherwise requires or unless otherwise stated, PartnerRe Ltd.’s subsidiaries. References in this prospectus supplement and the accompanying prospectus to “PartnerRe Ltd.” refer to PartnerRe Ltd. (excluding its subsidiaries).

PartnerRe Ltd. is offering to sell the Series F preferred shares, and is seeking offers to buy the Series F preferred shares, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series F preferred shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Series F preferred shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the New York Stock Exchange (“NYSE”) is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, including the Series F preferred shares offered hereby, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed.

In addition, we will deliver to and file a copy of this prospectus supplement and the accompanying prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement or in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus may be considered forward-looking statements as defined in Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements are made based upon our assumptions and expectations concerning the potential effect of future events on our financial performance and are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business,

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economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Our forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments.

We have made statements under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of our annual report on Form 10-K/A for the year ended December 31, 2011 (“2011 10-K”) and under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of our quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (collectively, “2012 10-Qs”) that are forward-looking statements. In some cases, you can identify forward-looking statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intend,” “plans,” “anticipates,” “believes,” “hopes,” “estimates,” “predicts,” “projects,” “potential,” “will likely result” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, estimated losses due to catastrophes and other events, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by such forward-looking statements, including those factors described under the caption entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, our 2011 10-K and our 2012 10-Qs. You should specifically consider the numerous risks outlined under “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our 2011 10-K and in our 2012 10-Qs.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the respective dates of the 2011 10-K, the 2012 10-Qs, this prospectus supplement or the accompanying prospectus to conform our prior statements to actual results or revised expectations.

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SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Series F preferred shares. You should read this entire prospectus supplement carefully, including the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference (including the risk factors set forth in Part I, Item 1A of our 2011 10-K and the risk factors set forth in Part II, Item 1A of our 2012 10-Qs), our financial statements incorporated herein by reference, and the accompanying prospectus, before making an investment decision.

PartnerRe Ltd.

We provide reinsurance on a worldwide basis through our principal wholly-owned subsidiaries, including Partner Reinsurance Company Ltd., Partner Reinsurance Europe SE and Partner Reinsurance Company of the U.S.

Risks reinsured include, but are not limited to, property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health and alternative risk products. Our alternative risk products include weather and credit protection to financial, industrial and service companies on a worldwide basis.

PartnerRe Ltd. is incorporated under the laws of Bermuda, with its principal executive offices located at 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Its telephone number is (441) 292-0888.

THE OFFERING

The description of the terms of the Series F preferred shares in this section is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Certificate of Designation relating to the Series F preferred shares (the “Certificate of Designation”) and our Bye-Laws (“Bye-Laws”). See “Description of Series F Non-Cumulative Redeemable Preferred Shares.”

Issuer	PartnerRe Ltd.

Securities Offered	% Series F Non-Cumulative Redeemable Preferred Shares, par value $1.00 per share (the “Series F preferred shares”) ( Series F preferred shares if the underwriters exercise their over-allotment option in full).

Dividends	Holders of the Series F preferred shares will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), dividends on the Series F preferred shares. Dividends on the Series F preferred shares will be non-cumulative and, if declared, will be payable quarterly on the first day of March, June, September and December of each year (or, if such date is not a business day, on the business day immediately following such date), commencing June 1, 2013, in an amount per share equal to % of the liquidation preference per annum (equivalent to $ per share). Accordingly, in the event dividends are not declared, dividends will not accrue and will not be payable. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Dividend Rights.”

Liquidation Rights	Upon our liquidation, dissolution or winding up, holders of the Series F preferred shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25.00 per share, plus declared but unpaid dividends, if any, to the date of liquidation. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Liquidation Preference.”

Conversion	The Series F preferred shares are not convertible into or exchangeable for any other securities.

Redemption	The Series F preferred shares will not be redeemable before March 1, 2018, except in specified circumstances relating to certain capital disqualification or tax events. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Capital Disqualification Redemption” and “—Tax Redemption.” Beginning on March 1, 2018, the Series F preferred shares will be redeemable at our option in whole at any time or in part from time to time, at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date. The Series F preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Redemption.”

Certain Restrictions on Payment of Dividends and Redemptions	Under Bermuda law we may not lawfully declare or pay a dividend on the Series F preferred shares (even if such dividends have been previously declared) if there are reasonable grounds for believing that (i) we are or, after giving effect to the payment of such dividend, would be unable to pay our liabilities as they become due, or (ii) the realizable value of our assets would be less than our liabilities.

Under Bermuda law, we may not lawfully effect any redemption of the Series F preferred shares if there are reasonable grounds for believing that we are, or would after the payment of the redemption price be, unable to pay our liabilities as they become due, or if the realizable value of our assets will, after payment of the dividend, be less than our liabilities.

Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend on the Series F preferred shares or effect any redemption of Series F preferred shares if we are or, after giving effect to such payment, would be in breach of applicable group solvency and liquidity requirements or applicable group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda, as amended, and related rules and regulations (the “Insurance Act”) or any successor legislation or then-applicable law or regulation.

See “Description of the Series F Non-Cumulative Redeemable Preferred Shares—Certain Restrictions on Payment of Dividends and Redemption of Shares.”

Substitution or Variation	In lieu of a redemption upon a capital disqualification event as described under “Description of Series F Non-Cumulative Redeemable Preferred Shares—Capital Disqualification Redemption” or a redemption upon a tax event as described under “Description of Series F Non-Cumulative Redeemable Preferred Shares—Tax Redemption,” upon or following such capital disqualification event or tax event, we may, without the consent of any holders of the Series F preferred shares, vary the terms of, or exchange for new securities, the Series F preferred shares (1) in the case of a capital disqualification event, so that the Series F preferred shares or new securities qualify as Tier 2 Capital securities under then-applicable capital adequacy regulations or (2) in the case of a tax event, to eliminate the substantial probability that we would be required to pay any additional amounts with respect to the Series F preferred shares as a result of a change in tax law. No such variation of terms or securities in exchange will change specified terms of the Series F preferred shares. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Substitution or Variation”.

Ranking	The Series F preferred shares:

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will rank senior to our junior shares with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up. Junior shares include our common shares and any other class of shares that rank junior to the Series F preferred shares either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up;

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will rank pari passu with each other series of shares ranking on parity with the Series F preferred shares as to the payment of dividends and distributions upon our liquidation, dissolution or winding up (“parity shares”). As of the date of this prospectus supplement, our Series C Cumulative Redeemable Preferred Shares (the “Series C preferred shares”), our Series D Cumulative Redeemable Preferred Shares (the “Series D preferred shares”) and our Series E Cumulative Redeemable Preferred Shares (the “Series E preferred shares” and together with the Series C preferred shares and the Series D preferred shares, the “cumulative shares”) are the only classes or series of parity shares outstanding; and

•	will rank junior to any series of shares ranking senior to the Series F preferred shares as to the payment of dividends and distributions upon our liquidation, dissolution or winding up.

See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Dividend Rights” and “—Liquidation Preference.”

Voting Rights	Generally, the Series F preferred shares will not have any voting rights. However, whenever dividends have not been declared and paid on the Series F preferred shares or any class or series of non-cumulative parity shares in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), then, immediately upon the happening of such event, the holders of the Series F preferred shares, together with the holders of shares of every class or series of non-cumulative parity shares, voting together as a single class regardless of class or series, will have the right to elect two directors to our board of directors (which is composed of 12 members as of the date of this prospectus supplement). Whenever dividends on the Series F preferred shares and the non-cumulative parity shares then outstanding have been paid in full, or declared and sufficient funds have been set apart for payment, for at least four consecutive dividend periods, then the right of holders of the Series F preferred shares and the non-cumulative parity shares to be represented by such directors will cease (but subject always to the same provision for the vesting of such rights in the case of any future non-payments in an amount equivalent to dividends for six full dividend periods) and the terms of office of the additional directors elected to our board will immediately terminate.

Holders of cumulative shares are entitled to two separate additional directors whenever dividends have not been declared and paid on such cumulative shares in an amount equivalent to dividends for six full dividend periods (whether or not consecutive) in accordance with the terms of the respective certificates of designation for such cumulative shares; however, the holders of Series F preferred shares will not be entitled to vote for such additional directors for the holders of cumulative shares.

In addition, certain transactions that would vary the rights of holders of the Series F preferred shares cannot be made without the approval of the holders of 75% of the Series F preferred shares.

See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Voting Rights.”

Payment of Additional Amounts and Tax Redemption	Subject to certain limitations, we will pay additional amounts to holders of the Series F preferred shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of Bermuda or any other jurisdiction in which we are organized, or any political subdivision thereof, on amounts we must pay with respect to the Series F preferred shares, so that the net amounts paid will be equal to the amounts we would otherwise be required to pay had no such withholding or deduction been required. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Payment of Additional Amounts.” If there is a substantial probability that we or any successor corporation would become obligated to pay any additional amounts as a result of a “change in tax law” (as described in “Description of Series F Non-Cumulative Redeemable Preferred Shares—Tax Redemption”), we will also have the option to redeem the Series F preferred shares, at any time in whole or in part from time to time, at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Tax Redemption.”

Maturity	The Series F preferred shares do not have any maturity date, and we are not required to redeem the Series F preferred shares. Holders of the Series F preferred shares will have no right to have the Series F preferred shares redeemed. Accordingly, the Series F preferred shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Limitations on Transfer and Ownership

Our Bye-Laws and the Certificate of Designation provide that, subject to waiver by the board of directors, no person may acquire ownership of our shares (including the Series F preferred shares) if such purchase would result in (1) such person owning or controlling more than 9.9% of our outstanding shares (as determined by value) or (2) such person becoming a holder of more than 9.9% of the total combined voting power of all classes of our shares entitled to vote at a general meeting of our shareholders or in any other circumstance in which our shareholders are entitled to vote (a “Ten Percent Shareholder”). In the case of (2) above, the votes conferred by the controlled shares (including any Series F preferred shares) will be automatically reduced by whatever amount is necessary so that after any such reduction such person will not be a Ten Percent Shareholder. For these purposes, references to “ownership” or “control” of our shares mean “ownership” within the meaning of Section 958 of the Internal Revenue Code. Our Bye-Laws provide for additional limitations on transfer and ownership of our capital stock.

New York Stock Exchange Listing	We intend to file an application to list the Series F preferred shares on the NYSE under the symbol “PRE PrF.” If the application is approved, trading is expected to commence within 30 days after initial delivery of the Series F preferred shares. While the underwriters have advised us that they intend to make a market in the Series F preferred shares, they are under no obligation to do so. The Series F preferred shares are a new issue of securities with no established trading market. We cannot assure you that a market for the Series F preferred shares will develop upon commencement of trading.

Use of Proceeds	We intend to use the net proceeds from the sale of the Series F preferred shares for general corporate purposes, including the redemption of $ aggregate liquidation value of our outstanding Series C preferred shares at an aggregate redemption price equal to the aggregate liquidation preference of the Series C preferred shares to be redeemed, plus accumulated and unpaid dividends thereon, if any, to the redemption date, without interest. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	You should consider carefully all of the information set forth or referred to in this prospectus supplement and the accompanying prospectus, and, in particular, should evaluate the specific factors set forth in the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our 2011 10-K and in our 2012 10-Qs.

Form of Series F Preferred Shares	The Series F preferred shares will be represented by one or more global securities registered in the name of DTC or its nominee. This means that holders will not receive a certificate for their Series F preferred shares. Ownership interests in the Series F preferred shares will be shown on, and transfers of the Series F preferred shares will be effected only through, records maintained by participants in DTC. DTC and the dividend disbursing agent for the Series F preferred shares will be responsible for dividend payments to you.

Transfer Agent	Computershare Trust Company, NA

RISK FACTORS

Before investing in the Series F preferred shares, you should carefully consider the following risk factors and all other information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” set forth in our 2011 10-K and our 2012 10-Qs. These risks could materially affect our business, results of operations or financial condition. You could lose all or part of your investment.

Risk Factors Relating to This Offering

We may not have sufficient cash from our operations to enable us to pay dividends on or to redeem the Series F preferred shares following the payment of expenses and the establishment of any reserves.

We may not have sufficient cash available each quarter to pay dividends. In addition, we may have insufficient cash available to redeem the Series F preferred shares. The amount of dividends we can pay or use to redeem Series F preferred shares depends upon the amount of cash our subsidiaries generate from their operations that will be available to us for dividends or to redeem the Series F preferred shares, which may fluctuate based on, among other things:

•	the level of our operating costs and estimated losses due to catastrophes and other events;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to raise additional equity to satisfy our capital needs;

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restrictions under our credit facilities or any debt, including existing restrictions under our debt agreements that, upon the occurrence of certain events that constitute or would constitute events of default, prevent us from declaring or paying dividends, redeeming shares of our capital stock or making liquidation payments; and

•	the amount of any cash reserves established by our board of directors.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income.

The Series F preferred shares are equity and are subordinate to our existing and future indebtedness.

The Series F preferred shares are equity interests and do not constitute indebtedness. As such, the Series F preferred shares will rank junior to all of our indebtedness and other non-equity claims with respect to assets available to satisfy our claims, including in our liquidation. As of September 30, 2012, our total consolidated long-term debt was $821 million, which is in addition to any other indebtedness (including valid contractual claims) to which the Series F preferred shares would be subordinated. We may incur additional debt and other obligations in the future. Our existing and future indebtedness may restrict payments of dividends on the Series F preferred shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of non-cumulative preferred shares like the Series F preferred shares, dividends are payable only if declared by the board of directors of PartnerRe Ltd. (or a duly authorized committee of the board) and we have no obligations to pay dividends if they have not been so declared. In addition, as described herein and in our 2011 10-K, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

Your economic interests in the Series F preferred shares could be adversely affected by the issuance of additional preferred shares, including additional Series F preferred shares, and by other transactions.

There are outstanding as of the date of this prospectus supplement Series C preferred shares having an aggregate liquidation preference of $290 million, Series D preferred shares having an aggregate liquidation preference of $230 million and Series E preferred shares having an aggregate liquidation preference of $374 million and, when issued, the Series F preferred shares will have an aggregate liquidation preference of $             million. The issuance of additional preferred shares on par with or senior to our Series F preferred shares could adversely affect the economic interests of the holders of our Series F preferred shares, and any issuance of preferred shares senior to our Series F preferred shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series F preferred shares in the event of a liquidation, dissolution or winding up of PartnerRe Ltd.

Dividends on the Series F preferred shares are non-cumulative, and as a result, holders of our cumulative shares may have the right to receive a greater amount of dividends than holders of the Series F preferred shares in the event of our liquidation, dissolution or winding-up.

Dividends on the Series F preferred shares are non-cumulative and payable only out of lawfully available funds of the Company under Bermuda law. Consequently, if our board of directors, or a duly authorized committee of the board, does not authorize and declare a dividend for any given dividend period, holders of the Series F preferred shares would not be entitled to receive any dividend for such period, and no dividend for such period will accrue or ever become payable. We will have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if our board of directors, or a duly authorized committee of the board, has not declared a dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series F preferred shares or any other preferred shares.

Unlike the Series F preferred shares, if we do not declare a dividend on the cumulative shares, such dividends will accrue for the benefit of the holders of such shares. In the event of our liquidation, dissolution or winding-up, holders of cumulative shares will be entitled to receive the aggregate liquidation preference for such shares, plus all accumulated and unpaid dividends, while holders of the Series F preferred shares are only entitled to receive the aggregate liquidation preference and any declared but unpaid dividends. Accordingly, if there are substantial arrearages of dividends on the cumulative shares, holders of the cumulative shares would be entitled to receive a substantially greater amount than the holders of the Series F preferred shares would receive. In the event there are not sufficient funds to pay the aggregate liquidation preference on all our preferred shares, together with all accumulated but unpaid dividends on the cumulative shares and declared but unpaid dividends on the Series F preferred shares, amounts payable would be distributed proportionately, and as such, holders of cumulative shares would be entitled to receive a much greater proportional amount.

You may be unable to sell your Series F preferred shares if an active trading market does not develop.

The Series F preferred shares are a new issue of securities with no established trading market. Although we intend to file an application to have the Series F preferred shares approved for listing on the NYSE, there may be little or no secondary market for the Series F preferred shares. Even if a secondary market for the Series F preferred shares develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. As a result, holders of the Series F preferred shares may be required to bear the financial risks of an investment in the Series F preferred shares for an indefinite period of time.

The Series F preferred shares ratings may be downgraded.

We have sought to obtain a rating for the Series F preferred shares. If any ratings are assigned to the Series F preferred shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series F preferred shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series F preferred shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series F preferred shares may not reflect all risks related to us and our business, or the structure or market value of the Series F preferred shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series F preferred shares.

We are able to redeem the Series F preferred shares at our option at any time beginning on March 1, 2018 and in specified circumstances relating to certain capital disqualification or tax events.

On and after March 1, 2018, the Series F preferred shares will be redeemable at our option in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date. In addition, the Series F preferred shares will be redeemable at our option in specified circumstances relating to certain capital disqualification or tax events. See “Description of Series F Non-Cumulative Redeemable Preferred Shares—Capital Disqualification Redemption” and “—Tax Redemption.” If we redeem your Series F preferred shares, you may not be able to invest the proceeds in an investment with a comparable return. Even if we do not exercise our option to redeem some or all of the Series F preferred shares, our ability to do so may adversely affect the value of the Series F preferred shares. It is our sole option whether to redeem some or all of the Series F preferred shares.

A classification of the Series F preferred shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Series F preferred shares.

The National Association of Insurance Commissioners (“NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as either debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the Series F preferred shares may be classified by NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the Series F preferred shares as common equity may adversely affect U.S. insurance companies that hold Series F preferred shares. In addition, a determination by the NAIC to classify the Series F preferred shares as common equity may adversely impact the trading of the Series F preferred shares in the secondary market.

Our ability to pay dividends may be limited by regulatory law.

Under Bermuda law, we may not lawfully declare or pay a dividend if there are reasonable grounds for believing that we are, or will after payment of the dividend be, unable to pay our liabilities as they become due, or if the realizable value of our assets will, after payment of the dividend, be less than our liabilities.

Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend on the Series F preferred shares if we are or, after giving effect to such payment, would be in breach of the Insurance Act, the Insurance (Eligible Capital) Rules 2012, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, including the enhanced capital requirements or the group enhanced capital requirements contained within such rules or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation.

The regulatory capital treatment of the Series F preferred shares may not be what we anticipate and upon a “capital disqualification event”, we may redeem the Series F preferred shares or, in lieu thereof, vary the terms of the Series F preferred shares or substitute for new securities the Series F preferred shares, in any such case without your consent or approval.

The Series F preferred shares are intended to constitute Tier 2 capital in accordance with the group insurance requirements of the BMA. In order for the Series F preferred shares to qualify as Tier 2 capital, the terms of the Series F preferred shares should reflect the criteria contained in the Insurance (Group Supervision) Rules 2011 published by the BMA in January 2012, and must comply with the group enhanced capital requirements, the final terms of which remain subject to change and are expected to go into effect on January 1, 2014. No assurance can be made that the BMA will deem that the Series F preferred shares constitute Tier 2 capital under the group supervision rules. In the event of a capital disqualification event, we would have the option to redeem for cash the Series F preferred shares at any time in whole or (subject to certain conditions) from time to time in part, at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date. In lieu of such redemption, we will be entitled to vary the terms of the Series F preferred shares or substitute for new securities the Series F preferred shares without your consent or approval to achieve desired regulatory capital treatment in the event that the BMA does not make such a determination, or following the occurrence of certain tax events, as described herein, subject to the limitations described herein, each as described in this prospectus supplement. See “Description of the Series F Non-Cumulative Redeemable Preferred Shares—Substitution or Variation”.

SUMMARY CONSOLIDATED AND OTHER FINANCIAL DATA

The following table sets forth summary consolidated financial and other data of PartnerRe. The year-end financial data has been derived from our audited financial statements, which have been audited by Deloitte & Touche Ltd. The financial and other data for the interim periods has been derived from our unaudited financial statements and include, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial data. The results for the interim periods do not necessarily indicate the results to be expected for the full fiscal year. As our reinsurance operations are exposed to low-frequency high-severity risk events, some of which are seasonal, results for certain periods may include unusually low loss experience, while results for other periods may include significant catastrophic losses. The Statement of Operations data reflects the results of PARIS RE Holdings Limited from October 2, 2009, the date we acquired it. You should read the following information in conjunction with our financial statements and the related notes and the other financial and statistical information that is included or incorporated by reference in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009
	(in millions of U.S. dollars or common shares, except per share data and ratios)
Statement of Operations data:
Gross premiums written	$3,787	$3,735	$4,633	$4,885	$4,001
Net premiums written	3,652	3,606	4,486	4,705	3,949
Net premiums earned	3,318	3,466	4,648	4,776	4,120
Net investment income	436	474	629	673	596
Net realized and unrealized investment gains (losses)	488	(8)	67	402	591
Net realized gain on purchase of capital efficient notes	–	–	–	–	89
Other income	8	5	8	10	22

Total revenues	4,250	3,937	5,352	5,861	5,418

Losses and loss expenses and life policy benefits	2,004	3,303	4,373	3,284	2,296
Total expenses	3,055	4,369	5,797	4,892	3,635
Income (loss) before taxes and interest in earnings (losses) of equity investments	1,195	(432)	(445)	969	1,783
Income tax expense	181	66	69	129	262
Interest in earnings (losses) of equity investments	9	(5)	(6)	13	16

Net income (loss)	$1,023	$(503)	$(520)	$853	$1,537

Basic net income (loss) per common share	$15.34	$(7.88)	$(8.40)	$10.65	$23.93
Diluted net income (loss) per common share	$15.19	$(7.88)	$(8.40)	$10.46	$23.51
Dividends declared and paid per common share	$1.86	$1.75	$2.35	$2.05	$1.88
Weighted average number of common shares and common share equivalents outstanding	64.3	67.8	67.6	78.2	63.9
Non-life ratios:
Loss ratio	55.9%	98.2%	96.7%	65.9%	52.7%
Acquisition ratio	22.3%	21.3%	21.3%	21.3%	21.9%
Other operating expense ratio	6.9%	7.2%	7.4%	7.8%	7.2%

Combined ratio	85.1%	126.7%	125.4%	95.0%	81.8%

	As of September 30,		As of December 31,
	2012	2011	2011	2010	2009
	(in millions of U.S. dollars or common shares, except per share data)
Balance Sheet data:
Total investments, funds held – directly managed and cash and cash equivalents	$18,437	$18,186	$17,898	$18,181	$18,165
Total assets	23,640	23,619	22,855	23,364	23,733
Unpaid losses and loss expenses and policy benefits for life and annuity contracts	12,464	13,031	12,919	12,417	12,427
Debt related to senior notes	750	750	750	750	250
Debt related to capital efficient notes	71	71	71	71	71
Total shareholders’ equity	7,079	6,708	6,468	7,207	7,646
Diluted book value per common share and common share equivalents outstanding	$99.54	$85.26	$84.82	$93.77	$84.51
Number of common shares outstanding, net of treasury shares	61.4	67.7	65.3	70.0	82.6

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting our expenses and underwriting discounts, will be approximately $             million (or approximately $             million if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds for general corporate purposes, including the redemption of $             aggregate liquidation value of our outstanding Series C preferred shares at an aggregate redemption price equal to the aggregate liquidation preference of the Series C preferred shares to be redeemed, plus accumulated and unpaid dividends thereon, if any, to the redemption date, without interest. At September 30, 2012, the aggregate liquidation value of all outstanding Series C preferred shares was $290 million.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income or loss before income tax expense plus fixed charges to the extent that these charges are included in the determination of net income or loss and exclude undistributed earnings or losses of equity investments. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011		2010	2009	2008	2007
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	12.69x	NM	(1)	10.32x	25.30x	1.30x	9.49x

(1)	NM: Not meaningful. The ratio for the year ended December 31, 2011 above is not meaningful due to the net loss reported for this period which was impacted by large catastrophic losses, including the Japan earthquake and resulting tsunami, the February and June New Zealand earthquakes, the floods in Thailand, the U.S. tornadoes, the floods in Queensland, Australia and aggregate contracts covering losses in Australia and New Zealand. Further information regarding the impact of these catastrophic losses on our financial results can be found in the documents incorporated by reference in this prospectus supplement. Additional earnings of $492.0 million would be necessary to result in a one-to-one coverage ratio for the ratio of earnings to combined fixed charges and preference share dividends.

CAPITALIZATION

The following table sets forth, as of September 30, 2012, our long-term debt and capitalization on an actual basis and as adjusted to give effect to our sale of the Series F preferred shares in this offering (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds thereof to redeem $             aggregate liquidation value of our outstanding Series C preferred shares. The historical actual basis and as adjusted basis do not reflect any adjustments related to subsequent or anticipated events. You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of September 30, 2012
	Actual	As Adjusted
	(unaudited, in millions of U.S. dollars)
Debt related to senior notes	$750		$750
Debt related to capital efficient notes	63		63
Shareholders’ equity:
Common shares (par value $1.00; 85,204,067 shares issued and outstanding)	85		85
Preferred shares:
Series C cumulative preferred shares (par value $1.00; 11,600,000 shares issued and outstanding; aggregate liquidation value $290)	12
Series D cumulative preferred shares (par value $1.00; 9,200,000 shares issued and outstanding; aggregate liquidation value $230)	9		9
Series E cumulative preferred shares (par value $1.00; 15,000,000 shares issued and outstanding; aggregate liquidation value $374)	15		15
Series F non-cumulative preferred shares (par value $1.00; shares issued and outstanding; aggregate liquidation value $ ) offered hereby	–
Additional paid-in capital	3,841
Accumulated other comprehensive income	17		17
Retained earnings	4,894		4,894
Common shares held in treasury, at cost (23,837,410 shares)	(1,794)		(1,794)

Total shareholders’ equity	$7,079	$

Total capitalization	$7,892	$

DESCRIPTION OF SERIES F NON-CUMULATIVE REDEEMABLE PREFERRED SHARES

The description of the terms and provisions of the Series F Non-Cumulative Redeemable Preferred Shares, par value $1.00 per share (the “Series F preferred shares”), in this prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Bye-Laws and the Certificate of Designation. A copy of the Bye-Laws is filed as an exhibit to the Current Report of the Company on Form 8-K dated May 28, 2009, and deemed incorporated into the registration statement of which this prospectus supplement is a part. The Certificate of Designation will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report of the Company on Form 8-K and, upon filing, will be deemed incorporated into that registration statement. See “Material Bermuda and United States Federal Income Tax Consequences” for a summary of the taxation of the holders of the Series F preferred shares under current law.

General

When issued and paid for as contemplated by this prospectus supplement, the Series F preferred shares will be duly authorized, validly issued and fully paid. The holders of the Series F preferred shares will have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series F preferred shares will not be subject to any sinking fund or other obligation on our part to redeem or retire the Series F preferred shares. Unless we redeem them, the Series F preferred shares will have a perpetual term with no maturity.

Our board of directors may from time to time create and issue additional preferred shares without the approval of our shareholders and fix their relative rights, preferences and limitations. The alteration of the special rights attached to the Series F preferred shares requires the approval of their holders. See “—Voting Rights.” As of September 30, 2012, we had issued and outstanding $290 million of Series C Cumulative Redeemable Preferred Shares (the “Series C preferred shares”), $230 million of Series D Cumulative Redeemable Preferred Shares (the “Series D preferred shares”) and $374 million of Series E Cumulative Redeemable Preferred Shares (the “Series E preferred shares” and together with the Series C preferred shares and the Series D preferred shares, the “cumulative shares”).

We intend to use the net proceeds of this offering for general corporate purposes, including the redemption of $             aggregate liquidation value of our outstanding Series C preferred shares at an aggregate redemption price equal to the aggregate liquidation preference of the Series C preferred shares to be redeemed, plus accrued and unpaid dividends thereon, if any, to the redemption date, without interest. See “Use of Proceeds” in this prospectus supplement.

Dividend Rights; Ranking

Holders of the Series F preferred shares will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, non-cumulative preferential cash dividends in an amount per share equal to         % of the liquidation preference per annum (equivalent to $             per share). Such dividends will be payable quarterly, when, as and if declared by the board of directors, on the first day of March, June, September and December of each year, commencing on June 1, 2013 (each, a “Dividend Payment Date”); provided, however, that if any Dividend Payment Date falls on any day other than a business day (defined as any day other than a Saturday, Sunday or a day on which banking institutions in Hamilton, Bermuda, or New York, New York are not required to be open), the dividend payment due on such Dividend Payment Date will be paid on the business day immediately after such Dividend Payment Date. The first dividend, if declared, which will be payable on June 1, 2013, will represent the period from and including the original issue date up to and excluding June 1, 2013. The dividend for such dividend period and any other dividend payable on the Series F preferred shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our register of members at the close of business on the tenth calendar day immediately preceding such Dividend Payment Date, whether or not a business day (each, a “Dividend Record Date”).

Dividends on the Series F preferred shares will not be cumulative. Accordingly, if the board of directors of PartnerRe Ltd., or a duly authorized committee of the board, does not declare a dividend on the Series F preferred shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on the Series F preferred shares or any other preferred shares.

Our board of directors will not declare any dividends on the Series F preferred shares nor will we pay or set apart for payment any dividends at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such action would constitute a breach of or default under such agreement, or if such action is restricted or prohibited by law. Holders of our Series F preferred shares will not be entitled to any dividends in excess of dividends actually declared by our board. No interest, or sum of money in lieu of interest, will be payable in respect of any undeclared or declared but unpaid dividends on our Series F preferred shares.

“Parity shares” are any class or series of our shares whose holders are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up along with the Series F preferred shares, each in proportion to their respective amounts of declared but unpaid or accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other. As of the date of this prospectus, the Series C preferred shares, the Series D preferred shares and the Series E preferred shares are the only classes or series of parity shares outstanding. Future series of preferred shares that we may issue from time to time may be considered to be on parity with the Series F preferred shares offered hereby.

“Fully junior shares” are common shares or any other class or series of our shares ranking junior to the Series F preferred shares both as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Junior shares” are common shares or any other class or series of our shares ranking junior to the Series F preferred shares either as to dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company.

If any of the Series F preferred shares are outstanding, no dividends or other distributions will be declared or paid or set apart for payment on any class or series of parity shares for any period unless either (i) dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series F preferred shares for the latest completed dividend period, and, in the case of the cumulative shares, for all dividend periods terminating on or prior to the dividend payment date on such cumulative shares, or (ii) all dividends declared upon the Series F preferred shares and any class or series of parity shares are declared pro rata so that the amount of dividends declared per share on the Series F preferred shares and any class or series of parity shares will in all cases bear to each other the same ratio that unpaid dividends (whether accrued but unpaid or declared but unpaid) per share on the Series F preferred shares and such class or series of parity shares bear to each other.

In addition, if any of the Series F preferred shares are outstanding, unless dividends on the Series F preferred shares and any parity shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the latest completed dividend period, and, in the case of the cumulative shares, for all past dividend periods, no dividends (other than those paid in fully junior shares) will be declared or paid or set apart for payment and no other distribution will be declared or paid or set apart for payment on any junior shares, nor will any junior shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any common shares or any other junior shares) by us (except by conversion into or exchange for fully junior shares).

Certain Bermuda Law Restrictions on Payment of Dividends and Redemption of Shares

Under Bermuda law, we may not lawfully declare or pay a dividend unless there are reasonable grounds for believing that we are, or will after payment of the dividend be, able to pay our liabilities as they become due, and that the realizable value of our assets will, after payment of the dividend, be greater than our liabilities.

In addition, under Bermuda law, no redemption of the Series F preferred shares may be effected if, on the date that the redemption is to be effected, we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than our liabilities.

Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend on the Series F preferred shares or effect any redemption of Series F preferred shares if we are or, after giving effect to such payment, would be in breach of the Insurance Act, the Insurance (Eligible Capital) Rules 2012, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, including the enhanced capital requirements or the group enhanced capital requirements contained within such rules or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation. On November 14, 2012, the BMA advised that the enhanced capital requirements for insurance groups has been suspended until January 1, 2014 pending further market consultation.

Payment of Additional Amounts

We will make all payments on the Series F preferred shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which PartnerRe Ltd. is organized or any political subdivision or taxing authority thereof or therein (a “Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction). If a withholding or deduction at source is required by either (x) or (y), we will, subject to certain limitations and exceptions described below, pay to the holders of the Series F preferred shares such additional amounts as dividends as may be necessary so that the net amounts paid will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series F preferred shares;

(2) any Series F preferred shares presented for payment more than 30 days after the Relevant Date. The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect will have been duly given to the holders of the Series F preferred shares;

(3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;

(4) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series F preferred shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(5) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(6) any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment on any such Series F preferred shares to any holder who is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series F preferred shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series F preferred shares.

If there is a substantial probability that we or any successor corporation would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series F preferred shares as described in “—Tax Redemption” below.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series F preferred shares will be entitled to receive from our assets legally available for distribution to shareholders, $25.00 per share, plus dividends declared but unpaid thereon, if any, to the date of final distribution to such holders, before any distribution is made to holders of our common shares and any other class or series of junior shares.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our Series F preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series F preferred shares and the corresponding amounts payable on all classes or series of parity shares, then the holders of the Series F preferred shares and all such classes or series of parity shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of the Series F preferred shares and all classes or series of parity shares, our remaining assets will be distributed among the holders of our common shares or any other classes or series of our junior shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation, amalgamation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our shares or property or business or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Redemption

Except as described below under “—Capital Disqualification Redemption” or “—Tax Redemption,” the Series F preferred shares are not redeemable prior to March 1, 2018. On and after such date, we, at our option upon not less than 30 nor more than 90 days written notice, may redeem the Series F preferred shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date. The Series F preferred shares will not be subject to any sinking fund or other obligation on our part to redeem or retire the Series F preferred shares. Holders of shares to be redeemed will surrender certificates, if any, for such shares at the place designated in such notice. In addition, holders of shares to be redeemed will be entitled to the redemption price and any declared but unpaid dividends payable to the redemption date.

If fewer than all of the outstanding Series F preferred shares are to be redeemed, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other method that we may deem equitable in our sole discretion.

Unless dividends on all the Series F preferred shares and all parity shares will have been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the latest completed dividend period, and, in the case of the cumulative shares, for all past dividend periods, we may not redeem, purchase, or acquire Series F preferred shares or any parity shares, otherwise than pursuant to a purchase or exchange offer made on the same terms (other than in respect of arrearages on the cumulative shares) to all holders of Series F preferred shares and parity shares.

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of the Series F preferred shares to be redeemed at the address shown in our register of members. Each notice will state, as appropriate: (i) the redemption date; (ii) the number of Series F preferred shares to be redeemed; (iii) the redemption price (including any declared but unpaid dividends) and (iv) the place or places where certificates for the Series F preferred shares are to be surrendered for payment of the redemption price. If fewer than all of the Series F preferred shares are to be redeemed, the notice mailed to each such holder thereof will also specify the number of the Series F preferred shares to be redeemed from such holder. If we have given notice of redemption of any of the Series F preferred shares and set apart the funds necessary for such redemption in trust for the benefit of the holders of the Series F preferred shares so called for redemption, then from and after the redemption date, such Series F preferred shares will no longer be deemed to be outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus declared but unpaid dividends, if any.

The holders of the Series F preferred shares at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to such Series F preferred shares on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for declared but unpaid dividends on Series F preferred shares which have been called for redemption.

Capital Disqualification Redemption

We will have the option to redeem for cash the Series F preferred shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “—Redemption” above, at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date, within 90 days after we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Series F preferred shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series F preferred shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series F preferred shares, a “capital disqualification event” (as defined below) has occurred; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Series F preferred shares to be redeemed are the subject of the capital disqualification event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification event will not exist with respect to the then-outstanding Series F preferred shares and such redemption will not result in the suspension or removal of the Series F preferred shares from NYSE listing.

As used in this prospectus supplement, a “capital disqualification event” has occurred if the Series F preferred shares cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions), for purposes of determining our solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of PartnerRe Ltd. or any member thereof, where subdivided into tiers, as Tier 2 Capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), which, includes our “Enhanced Capital Requirements” (as defined in the Bermuda capital regulations), except as a result of any applicable limitation on the amount of such capital.

Tax Redemption

We will have the option to redeem for cash the Series F preferred shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “—Redemption” above, at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date, if as a result of a “change in tax law” there is a substantial probability that PartnerRe Ltd. or any successor would be required to pay any additional amounts with respect to the Series F preferred shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor corporation.

A “change in tax law” that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision described in the next sentence, whether or not such decision was rendered with respect to us, in each case described in (a)-(d) above occurring after the date of this prospectus supplement. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series F preferred shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which PartnerRe Ltd. or a successor is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

In addition, we will have the option to redeem for cash any or all Series F preferred shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth under “—Redemption” above, at a redemption price of $25.00 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date, if there is a substantial probability that the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets will be required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Series F preferred shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to PartnerRe Ltd. or any successor corporation.

Substitution or Variation

In lieu of a redemption upon a capital disqualification event as described under “—Capital Disqualification Event” or a redemption upon a tax event as described under “—Tax Redemption” above, upon or following such capital disqualification event or tax event, we may, without the consent of any holders of the Series F preferred shares, vary the terms of the Series F preferred shares, or exchange them for new securities, that (1) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of PartnerRe Ltd. or any member thereof, where subdivided into tiers, would cause the Series F preferred shares to become securities that qualify as Tier 2 Capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), which includes our Enhanced Capital Requirements (as defined in the Bermuda capital regulations) or (2) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series F preferred shares as a result of a change in tax law. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series F preferred shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange will change the specified denominations, or the amount of dividends payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Series F preferred shares, reduce the liquidation preference thereof, lower the ranking of the securities, reduce the voting threshold for the issuance of senior stock or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange will impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designation), but unpaid with respect to such holder’s securities.

Prior to any variation or exchange, we will be required to (1) receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Series F preferred shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred and (2) deliver a certificate signed by two executive officers of PartnerRe Ltd. to the transfer agent for the Series F preferred shares confirming that (a) a capital disqualification event or a tax event has occurred and is continuing (as reasonably determined by PartnerRe Ltd.) and (b) that the terms of the varied or new securities, considered in the aggregate, are not less favorable to holders than the terms of the Series F preferred shares prior to being varied or exchanged (as reasonably determined by PartnerRe Ltd.).

Any variation or exchange of the Series F preferred shares described above will be made after notice is given to the holders of the Series F preferred shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.

As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

Voting Rights

Except as described below, the Series F preferred shares will have no voting rights. Whenever dividends have not been declared and paid on the Series F preferred shares or any class or series of non-cumulative parity shares in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), then, immediately upon the happening of such event, the holders of the Series F preferred shares, together with the holders of shares of every class or series of non-cumulative parity shares, voting as a single class regardless of class or series, will have the right to elect two directors to our board of directors (which is composed of 12 members as of the date hereof). Whenever dividends on the Series F preferred shares and the non-cumulative parity shares then outstanding have been paid in full, or declared and sufficient funds have been set apart for payment, for at least four consecutive dividend periods, then the right of holders of the Series F preferred shares and the non-cumulative parity shares to be represented by directors will cease (but subject always to the same provision for the vesting of such rights in the case of any future non-payments in an amount equivalent to dividends for six full dividend periods), and the terms of office of the additional directors elected to our board will immediately terminate.

Holders of cumulative shares are entitled to two separate additional directors whenever dividends have not been declared and paid on such cumulative shares in an amount equivalent to dividends for six full dividend periods (whether or not consecutive) in accordance with the terms of the respective Certificates of Designation for such cumulative shares. Unlike the additional directors for the non-cumulative shares, the terms of office of the additional directors elected by holders of cumulative shares will cease whenever all arrearages in dividends on such cumulative shares then outstanding will have been paid and dividends thereon for then-current quarterly dividend period will have been declared and paid or declared and set apart for payment. Although the Series F preferred shares are parity shares with respect to the cumulative shares, and notwithstanding any provision of the Certificate of Designation of any series of cumulative shares, holders of the Series F preferred shares will not be entitled to vote with the holders of the cumulative shares for the election of additional directors in circumstances where the holders of cumulative shares are entitled to do so.

In the event we were to merge or amalgamate with another company, the holders of the Series F preferred shares are entitled to vote on such merger or amalgamation together with all other holders of our share capital pursuant to the Companies Act 1981 of Bermuda, as amended, provided that the holders of the Series F preferred shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such Series F preferred shares.

In addition, except as set forth above under “—Substitution or Variation,” without the written consent, or the sanction of a resolution passed at a separate meeting, of the holders of at least 75% of the Series F preferred shares at the time outstanding, we may not (i) make any amendment or alteration to, or repeal, any of the provisions of our Memorandum of Association, Bye-Laws or the Certificate of Designation that would vary the rights, preferences or voting powers of the holders of the Series F preferred shares; (ii) authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series F preferred shares, unless in each such case each Series F preferred share will remain outstanding with no variation in its rights, preferences or voting powers or will be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series F preferred share; or (iii) authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series F preferred shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company. However, no such vote of the holders of the Series F preferred shares will be required if, prior to the time any vote is to be taken, all the outstanding Series F preferred shares will have been redeemed. We may create and issue additional classes or series of parity shares and fully junior shares without the consent of any holder of the Series F preferred shares. The holders of the Series F preferred shares are not entitled to vote on any sale of all or substantially all of our assets.

Conversion

Our Series F preferred shares are not convertible or exchangeable for any of our other securities.

Limitations on Transfer and Ownership

Our Bye-Laws and the Certificate of Designation provide that, subject to waiver by our board of directors, no person may acquire ownership of our shares, including Series F preferred shares, if such purchase would result in (1) such person owning or controlling more than 9.9% of our outstanding shares (as determined by value) or (2) such person becoming a holder of more than 9.9% of the total combined voting power of all classes of our shares entitled to vote at a general meeting of our shareholders or in any other circumstance in which our shareholders are entitled to vote (a “Ten Percent Shareholder”). A transferee will be permitted to dispose of any shares purchased which violate the restriction and as to the transfer of which registration is refused. In the case of (2) above, the votes conferred by the controlled shares (including any Series F preferred shares) will be automatically reduced by whatever amount is necessary so that after any such reduction such person will not be a Ten Percent Shareholder. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares, pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to “ownership” or “control” of our shares mean “ownership” within the meaning of Section 958 of the Internal Revenue Code. Our Bye-Laws provide for additional limitations on transfer and ownership of our capital stock. See “Description of Our Capital Shares—Transfer of Shares” in the accompanying prospectus.

Jurisdiction and Governing Law

We have agreed to submit ourselves to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to the Series F preferred shares. Bermuda substantive law will be applied in any such proceeding.

Book-Entry Procedures

DTC will act as securities depositary for our Series F preferred shares. We may issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series F preferred shares. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for our Series F preferred shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in our Series F preferred shares will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in our Series F preferred shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of our Series F preferred shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as direct participants, deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

When you purchase our Series F preferred shares within the DTC system, the purchase must be by or through a direct participant. The direct participant will receive a credit for our Series F preferred shares on DTC’s records. You, as the actual owner of our Series F preferred shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts Series F preferred shares are credited, which may or may not be the beneficial owners.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased our Series F preferred shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in our Series F preferred shares, except in the event that use of the book-entry system for our Series F preferred shares is discontinued.

To facilitate subsequent transfers, all of the Series F preferred shares deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of our Series F preferred shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.

The laws of some states may require that specified purchasers of securities take physical delivery of our Series F preferred shares in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing our Series F preferred shares.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the direct participants holding the relevant shares to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the shares of Series F preferred shares are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the Series F preferred shares to be redeemed in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to our Series F preferred shares unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts our Series F preferred shares are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Redemption proceeds and dividend payments on our Series F preferred shares will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or any agent of ours on the relevant payment date in accordance with their respective holdings shown on DTC’s records.

Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, ours or any agent of ours, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of ours or any agent of ours, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to our Series F preferred shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers through DTC (or a successor securities depositary) with respect to our Series F preferred shares. In that event, we will print and deliver certificates in fully registered form for our Series F preferred shares or otherwise issue shares registered to DTC.

If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue our Series F preferred shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures. Initial settlement for our Series F preferred shares will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Listing of the Series F Preferred Shares

We intend to file an application to have the Series F preferred shares approved for listing on the NYSE under the symbol “PRE PrF.” If the application is approved, trading is expected to commence within 30 days after the initial delivery of the Series F preferred shares.

Transfer Agent

The transfer agent for our Series F preferred shares will be Computershare Trust Company, NA.

MATERIAL BERMUDA AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Statements made below as to Bermuda law are based on the opinion of Mr. Marc Wetherhill, Counsel for PartnerRe Ltd. Statements made below as to United States federal income tax law are based on the opinion of Davis Polk & Wardwell LLP, United States counsel to PartnerRe Ltd.

Bermuda Taxation

Currently, there is no Bermuda withholding tax on dividend payments made with respect to the Series F preferred shares.

PartnerRe Ltd. has obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax will not be applicable to PartnerRe Ltd. or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. PartnerRe Ltd. could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to PartnerRe Ltd. PartnerRe Ltd. pays annual Bermuda government fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

United States Taxation

In this section, we summarize certain material United States federal income tax consequences of purchasing, holding and disposing of the Series F preferred shares. Except where we state otherwise, this summary deals only with Series F preferred shares held as capital assets as defined in the Internal Revenue Code of 1986, as amended (the “Code”), which are purchased for cash at the stated offering price.

We do not address all of the tax consequences that may be relevant in light of a U.S. Holder’s (as defined below) particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding Series F preferred shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or person entering into a constructive sale with respect to the Series F preferred shares;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	except as stated explicitly below, tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

•	except as stated explicitly below, persons that own or are deemed to own 10% or more of our voting stock; and

•	certain U.S. expatriates.

Accordingly, you should consult your own tax advisor regarding the tax consequences of purchasing, owning and disposing of Series F preferred shares in light of your own circumstances.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Series F preferred shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Series F preferred shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of Series F preferred shares.

This summary is based on the Code, U.S. Treasury regulations (proposed and final) issued under the Code, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, possibly on a retroactive basis. Any such changes may affect the matters discussed in this summary.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES F PREFERRED SHARES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, AND NON-U.S. LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

Tax Consequences to U.S. Holders

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Series F preferred shares and is:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Distributions

Subject to the discussion below relating to the potential application of the “controlled foreign corporation,” “related person insurance income” and “passive foreign investment company” rules, cash distributions made with respect to the Series F preferred shares, including additional amounts paid pursuant to the obligation described under “Description of Series F Non-Cumulative Redeemable Preferred Shares—Payment of Additional Amounts,” will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits. U.S. Holders of the Series F preferred shares generally will be subject to U.S. federal income tax on the receipt of such dividends. Such dividends will not be eligible for the dividends received deduction provided by Section 243 of the Code. To the extent that a distribution exceeds earnings and profits, it will first be treated as a return of the U.S. Holder’s basis to the extent thereof, and then as gain from the sale of a capital asset, subject to the discussion below related to the potential application of the “controlled foreign corporation,” “related person insurance income” and “passive foreign investment company” rules.

Subject to applicable limitations, dividends on the Series F preferred shares paid to certain non-corporate U.S. Holders should be taxed at favorable rates applicable to “qualified dividend income,” provided certain holding period requirements are met. This conclusion is based on our belief that we should not be classified as a “passive foreign investment company” (as discussed further below).

Sales, Exchanges or Other Dispositions of Series F Preferred Shares

In general, a U.S. Holder will recognize gain or loss on a sale, exchange, or other taxable disposition (collectively, a “disposition”) of a Series F preferred share in an amount equal to the difference between the amount realized and the adjusted tax basis for that Series F preferred share. Subject to the discussion below relating to the potential application of the “controlled foreign corporation,” “related person insurance income” and “passive foreign investment company” rules, gain or loss on the disposition of a Series F preferred share generally will be capital gain or loss, and generally will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has a holding period for the Series F preferred share of more than one year. Capital gains of individuals in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Additionally, any gain or loss on the disposition of a Series F preferred share generally will be U.S. source and generally will constitute “passive income” for foreign tax credit limitation purposes.

Redemption of Series F Preferred Shares

Unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code for treating the redemption as a sale or exchange, a redemption of the Series F preferred shares for cash will be treated under Section 302 of the Code as a dividend if we have sufficient earnings and profits. If the redemption is treated as a sale or exchange of the U.S. Holder’s Series F preferred shares, the U.S. Holder’s treatment will be as discussed above in “Sales, Exchanges or Other Dispositions of Series F preferred shares.” The redemption will be treated as a sale or exchange only if it (i) is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in us or (iii) is not “essentially equivalent to a dividend,” each within the meaning of Section 302(b). In determining whether any of the alternative tests of Section 302(b) is met, shares of our capital stock actually owned, as well as shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules, must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) is satisfied with respect to a particular holder of the Series F preferred shares will depend on that holder’s particular facts and circumstances as of the time the determination is made, U.S. Holders should consult their own tax advisors to determine their tax treatment of a redemption of Series F preferred shares in light of their own particular investment circumstances.

Application of Controlled Foreign Corporation Rules

Generally, each “10% U.S. Shareholder” (as defined below), including in certain circumstances one that is generally tax exempt, that owns, directly or indirectly through one or more foreign entities, shares of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during any taxable year must include in its gross income its pro rata share of certain types of income, including insurance income and passive income such as interest and dividends, realized by the CFC for such year, even if that income is not distributed.

A “10% U.S. Shareholder” of a foreign corporation is any U.S. Holder that owns, directly or indirectly through one or more foreign entities, or is considered to own (by application of certain constructive ownership rules), 10% or more of the total combined voting power of all classes of stock of the foreign corporation. In general, a foreign corporation will be treated as a CFC only if its 10% U.S. Shareholders collectively own (directly, indirectly through foreign entities, or by application of certain constructive ownership rules) more than 50% (or 25%, in the case of an insurance company with respect to certain insurance income) of its total combined voting power or value. In particular, our subsidiaries that are insurance companies (each, an “Insurance Subsidiary”) generally will be treated as CFCs if 10% U.S. Shareholders collectively own more than 25% of the relevant Insurance Subsidiary’s total combined voting power or value.

Certain provisions in our Bye-Laws (i) limit the transfer of our shares in the event such transfer would result in any person owning or controlling more than 9.9% of our outstanding shares, (ii) restrict the voting power of any person owning or controlling more than 9.9% of our outstanding shares, (iii) limit a shareholder’s exercise of voting rights where our board of directors determines that it is necessary in order to avoid non-de minimis adverse tax, legal or regulatory consequences to us, any of our shareholders or any affiliate of a shareholder, and (iv) give us the option, but not the obligation, to purchase at fair market value the minimum number of shares held by such shareholder that is necessary (a) so that after such purchase such person does not own or control more than 9.9% of our outstanding shares or (b) to eliminate such non-de minimis adverse tax, legal or regulatory consequences. For these purposes, references to “ownership” or “control” of our shares mean “ownership” within the meaning of Section 958 of the Code and the term “person” has the meaning set forth in Section 13(d)(3) of the Exchange Act. Because of these provisions in our Bye-Laws and the fact that we are currently not aware of any 10% U.S. Shareholder, we believe that neither we nor any of our subsidiaries is a CFC, although there can be no assurance that we or one or more of our subsidiaries will not be a CFC.

Each prospective investor should consult its own tax advisor to determine whether its ownership interest would cause it to become a 10% U.S. Shareholder of us or any of our subsidiaries and to determine the impact of such a classification of such investor.

Application of Related Person Insurance Income Rules

Potential Inclusion of Related Person Insurance Income

The “related person insurance income” (“RPII”) rules of the Code will apply to U.S. Holders (including tax-exempt persons) who, through their ownership of our capital stock (including Series F preferred shares), are indirect shareholders of an Insurance Subsidiary if both (A) the Insurance Subsidiary is a CFC for RPII purposes (a “RPII CFC”) (which will be the case if, as is anticipated, 25% or more of the value or voting power of such Insurance Subsidiary’s capital stock is owned (directly, indirectly through foreign entities, or by attribution) by U.S. Holders), and (B)(i) such Insurance Subsidiary has gross RPII equal to 20% or more of its gross insurance income and (ii) 20% or more of either the voting power or the value of such Insurance Subsidiary’s capital stock is owned directly or indirectly through entities by persons (directly or indirectly) insured or reinsured by such Insurance Subsidiary or persons related to such insureds or reinsureds. RPII is Section 953(a) insurance income (investment income and premium income) from the direct or indirect insurance or reinsurance of any U.S. Holder who holds capital stock of the applicable Insurance Subsidiary (directly or indirectly through foreign entities) or of a person related to such a U.S. Holder of capital stock. An Insurance Subsidiary may be considered to indirectly reinsure the risk of a direct or indirect U.S. Holder, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such Insurance Subsidiary.

While there can be no assurance, it is not anticipated that 20% or more of the gross insurance income of any Insurance Subsidiary for any taxable year will constitute RPII. If 20% or more of the gross insurance income of an Insurance Subsidiary for any taxable year were to constitute RPII and 20% or more of the voting power or the value of the capital stock of such Insurance Subsidiary were held directly or indirectly by insureds or reinsureds or persons related thereto, each direct and indirect (including by reason of ownership of our Series F preferred shares) U.S. Holder of capital stock of such Insurance Subsidiary (a “RPII Holder”) on the last day of such Insurance Subsidiary’s taxable year would be taxable currently with respect to its allocable share of the RPII for the entire year (whether distributed or not). For this purpose, all of such Insurance Subsidiary’s RPII would be allocated solely to RPII Holders but only to the extent of their ratable share of such Insurance Subsidiary’s total earnings and profits for the taxable year. A RPII Holder who owns our capital stock (including Series F preferred shares) during a taxable year but not on the last day of the taxable year, which would normally be December 31, is generally not required to include in gross income any part of an Insurance Subsidiary’s RPII.

Computation of RPII

In an effort to determine how much RPII each Insurance Subsidiary has earned in each taxable year, we intend to obtain information to determine whether such Insurance Subsidiary’s insureds or persons related thereto own our capital stock and are U.S. Holders. We will take reasonable steps to secure such information, but there can be no assurance that our procedures will enable us to identify all of the Insurance Subsidiaries’ RPII. For any year that we determine that an Insurance Subsidiary’s gross RPII is 20% or more of that entity’s gross insurance income for the year and 20% or more of the voting power or the value of the capital stock of such Insurance Subsidiary is held directly or indirectly by insureds or reinsureds or persons related thereto, we may also seek information from our shareholders as to whether beneficial owners of our capital stock at the end of the year are U.S. Holders so that RPII may be apportioned among such persons. To the extent we are unable to determine whether a beneficial owner of our capital stock is a U.S. Holder, we may assume that such owner is not a U.S. Holder for purposes of apportioning RPII, thereby increasing the per share RPII amount for all RPII Holders.

Basis Adjustments

Under proposed regulations, a RPII Holder’s tax basis in our capital stock (including Series F preferred shares) will be increased by the amount of any RPII that the shareholder includes in income. The RPII Holder may exclude from income the amount of any distribution by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The RPII Holder’s tax basis in our capital stock will be reduced by the amount of such distributions that are excluded from income.

Dispositions of Series F Preferred Shares

Section 1248 of the Code generally provides that if a U.S. Holder sells or exchanges stock in a foreign corporation and such person is a 10% U.S. Shareholder at any time during the 5-year period ending on the date of the sale or exchange when such foreign corporation was a CFC, any gain from such sale or exchange may be treated as ordinary income to the extent of the CFC’s earnings and profits, attributable to such shares, during the period that the shareholder held the shares (with certain adjustments). A 10% U.S. Shareholder will be required to report a disposition of shares of a CFC by attaching Internal Revenue Service (“IRS”) Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Section 953(c)(7) of the Code generally provides that Section 1248 will also apply to gain recognized by a RPII Holder with respect to the sale or exchange of shares in a foreign corporation that earns RPII and is characterized as a RPII CFC if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the RPII Holder is a 10% U.S. Shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. Existing Treasury Department regulations do not clarify whether Section 1248 and the requirement to file IRS Form 5471 would apply with respect to the disposition of shares in a foreign corporation (such as PartnerRe Ltd.) that is not itself a RPII CFC but has a foreign insurance subsidiary that is a RPII CFC and that would be taxed as an insurance company if it were a domestic corporation, nor do proposed regulations issued by the Treasury Department. Accordingly, it is possible that Section 1248 and the requirement to file IRS Form 5471 do not apply to a RPII Holder that is not a 10% U.S. Shareholder of our capital stock because we are not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the regulations in this manner or that the Treasury Department will not amend the regulations to provide that Section 1248 and the requirement to file IRS Form 5471 will apply to dispositions of our capital stock (including Series F preferred shares) in respect of our ownership of the Insurance Subsidiaries.

Application of Passive Foreign Investment Company Rules

Sections 1291 through 1298 of the Code contain special rules applicable with respect to foreign corporations that are “passive foreign investment companies” (“PFICs”). In general, a foreign corporation will be a PFIC if 75% or more of its gross income constitutes “passive income” or 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. If we were to be characterized as a PFIC, certain adverse consequences could apply to U.S. Holders of our capital stock (including Series F preferred shares). If we were to be treated as a PFIC for any taxable year during which a U.S. Holder held our capital stock, gain recognized by the U.S. Holder on a disposition of our capital stock would be allocated ratably over the U.S. Holder’s holding period for the capital stock. The amounts allocated to the taxable year of the disposition and to any year before we became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of our capital stock in excess of 125 percent of the average of the annual distributions on our capital stock received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the same manner as gain, as described immediately above. If we were to be characterized as a PFIC, the adverse tax consequences described above would generally apply to gain on a sale, exchange or other disposition of our Series F preferred shares, but would not generally apply to the receipt of ordinary dividends paid on a regular, quarterly basis. In addition, if we and one of our subsidiaries were treated as PFICs, U.S. Holders of our capital stock could, under proposed Treasury Department regulations, be subject to taxation as described above upon our sale of the subsidiary stock or our receipt of a distribution paid from such subsidiary. Certain elections may be available to U.S. Holders (including a mark-to-market election) that may mitigate the adverse consequences resulting from PFIC status.

In determining whether a foreign corporation has the requisite passive income so as to be considered a PFIC, the Code contains an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.” This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. The Code contains a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation will be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the stock. Under the look-through rule, we would be deemed to own the assets and to have received any income of the Insurance Subsidiaries directly for the purposes of determining whether we qualify for the insurance exception described above. We believe that we (through our subsidiaries) and each of the Insurance Subsidiaries are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of our insurance businesses, so that neither we nor any of the Insurance Subsidiaries should be considered to be a PFIC.

No regulations interpreting these specific issues under the PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application. Each U.S. Holder who is considering an investment in the Series F preferred shares should consult its tax advisor as to the effects of these rules.

Foreign Tax Credit

In the event that U.S. Holders own at least 50% of our shares, only a portion of the dividends paid by us will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. Any dividends that are foreign source income generally will constitute “passive” income for foreign tax credit limitation purposes. Thus, U.S. Holders may not be able to utilize any excess foreign tax credits that a U.S. Holder may otherwise have to reduce U.S. tax on such income. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Backup Withholding and Information Reporting

Payments of dividends, sales proceeds and the redemption price of the Series F preferred shares generally are subject to information reporting and to backup withholding at the applicable rate unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred.

The amount of any backup withholding from a payment to the U.S. Holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

UNDERWRITING

PartnerRe Ltd. has entered into an underwriting agreement with UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, PartnerRe has agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from PartnerRe the respective number of Series F preferred shares set forth opposite their names in the following table.

Underwriters	Number of Series F Preferred Shares
UBS Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Barclays Capital Inc.
RBC Capital Markets, LLC
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series F preferred shares are conditioned upon the delivery of legal opinions by their counsel and other conditions. The underwriters are obligated to purchase all the Series F preferred shares, subject to the over-allotment option described below, if any Series F preferred shares are purchased. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to              additional Series F preferred shares at the price to public shown on the cover of this prospectus supplement less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Series F preferred shares approximately proportionate to that underwriter’s initial purchase commitment.

We estimate that the expenses of this offering, including printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $500,000 and will be payable by us.

New Issue of Shares

The Series F preferred shares are a new issue of securities with no established trading market. We expect to file an application to list the Series F preferred shares on the NYSE. If the application is approved, trading of the Series F preferred shares on the NYSE is expected to commence within 30 days after initial delivery of the Series F preferred shares. The underwriters have advised us that they presently intend to make a market in the Series F preferred shares, as permitted by applicable laws and regulations, prior to the commencement of trading on the NYSE. The underwriters are not obligated, however, to make a market in the Series F preferred shares, and they may discontinue this market-making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the Series F preferred shares.

Discounts and Commissions

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. The underwriting discount will be $             per Series F preferred share for retail orders and an underwriting discount of $             per Series F preferred share for institutional orders. The following table shows the total underwriting discount in connection with this offering, assuming no exercise and full exercise of the underwriters’ over-allotment option.

	Without Over-allotment	With Over-allotment
Per Series F preferred share	$	$
Total	$	$

The representatives have advised us that the underwriters intend to offer the Series F preferred shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not to exceed $             per share; provided, however, that such concession for sales to certain institutions will not exceed $             per share. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers not to exceed $             per share. After the initial offering of the Series F preferred shares, the underwriters may change the public offering price and the concession to selected dealers.

No Sales of Similar Securities

We have agreed, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the representatives, not to directly or indirectly

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Series F preferred shares (or any securities convertible into Series F preferred shares), or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Series F preferred shares, whether any such swap or transaction is to be settled by delivery of Series F preferred shares or other securities, in cash or otherwise.

This lock-up provision applies to Series F preferred shares (and any securities substantially similar to the Series F preferred shares) and to securities convertible into or exchangeable or exercisable for or repayable with Series F preferred shares (or securities substantially similar to the Series F preferred shares), but does not apply to the sale of additional Series F preferred shares to the underwriters pursuant to their over-allotment option described above.

Price Stabilization and Short Positions

The underwriters may engage in over-allotment and stabilizing transactions or purchases and passive market-making for the purpose of pegging, fixing or maintaining the price of the Series F preferred shares in accordance with Regulation M under the Exchange Act:

•

Over-allotment involves sales by the underwriters of Series F preferred shares in excess of the number of Series F preferred shares the underwriters are obligated to purchase, which creates a short position. The underwriters may also make “naked” short sales of Series F preferred shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Series F preferred shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Series F preferred shares in the open market after pricing that could adversely affect investors who purchase in the offering. Covered short sales involves sales by the underwriters of Series F preferred shares not in excess of the underwriters’ over-allotment described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the Series F preferred shares in the open market. In determining the source of Series F preferred share to close out the covered short position, the underwriters will consider, among other things, the price of Series F preferred shares available in the open market as compared to the price which they may purchase Series F preferred shares through the over-allotment option.

•

Stabilizing transactions permit bids to purchase the Series F preferred shares so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of the Series F preferred shares or preventing or retarding a decline in the market price of the Series F preferred shares. As a result, the price of the Series F preferred shares may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series F preferred shares. In addition, neither we nor the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Series F preferred shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(1)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series F preferred shares will require we or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Series F preferred shares to the public” in relation to any Series F preferred shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series F preferred shares to be offered so as to enable an investor to decide to purchase or subscribe the Series F preferred shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of Series F preferred shares in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series F preferred shares. Accordingly any person making or intending to make an offer in that Relevant Member State of Series F preferred shares which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorised, nor do they authorise, the making of any offer of Series F preferred shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The Series F preferred shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Series F preferred shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(1)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the Series F preferred shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(2)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series F preferred shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. The Series F preferred shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series F preferred shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series F preferred shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series F preferred shares may not be circulated or distributed, nor may the Series F preferred shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Series F preferred shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

The Series F preferred shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Series F preferred shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the Series F preferred shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of Series F preferred shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Series F preferred shares.

Other Relationships

From time to time, the underwriters and their respective affiliates have directly and indirectly provided commercial and investment banking and other commercial dealings in the ordinary course of business to us or our affiliates. They have received, or may in the future receive customary fees and commissions for these transactions. The underwriters and their respective affiliates may in the future provide similar services to us.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

LEGAL MATTERS

The validity of the Series F preferred shares offered hereby have been passed upon by Mr. Jean-Paul Dyer, Associate General Counsel for PartnerRe Ltd. Certain other legal matters in connection with this offering will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Mayer Brown LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

Government Filings.    PartnerRe Ltd. files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that PartnerRe Ltd. files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. PartnerRe Ltd.’s SEC filings subsequent to June 2001 are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

Stock Market.    PartnerRe Ltd.’s common shares are listed on the NYSE and the Bermuda Stock Exchange under the symbol PRE. Material filed by PartnerRe Ltd. can be inspected at the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

Information Incorporated by Reference.    The SEC allows us to “incorporate by reference” the information PartnerRe Ltd. files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus supplement, and information that PartnerRe Ltd. files later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings PartnerRe Ltd. will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

1.	PartnerRe Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2011.

2.	PartnerRe Ltd.’s Definitive Proxy Statement on Schedule 14A, filed on April 4, 2012 (solely to the extent incorporated by reference into Part III of PartnerRe Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2011).

3.	PartnerRe Ltd.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

4.	PartnerRe Ltd.’s Current Reports on Form 8-K filed on January 31, 2012, February 7, 2012 (Item 8.01 only), May 1, 2012 (Item 8.01 only), May 18, 2012, June 1, 2012, July 31, 2012 (Item 8.01 only), September 6, 2012, November 1, 2012 (Item 8.01 only), December 21, 2012, February 5, 2013, February 7, 2013 (Item 8.01 only) and February 11, 2013.

You may request free copies of these filings by writing or telephoning us at the following address:

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: Chief Legal Counsel

Telephone: 441-292-0888

Fax: 441-292-7010

PROSPECTUS

Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants to

Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to

Purchase Debt Securities, Share Purchase Contracts, Share Purchase Units and Units

PartnerRe Finance A LLC

PartnerRe Finance B LLC

PartnerRe Finance C LLC

PartnerRe Finance II Inc.

Debt Securities

Fully and Unconditionally Guaranteed

by PartnerRe Ltd.

PartnerRe Capital Trust II

PartnerRe Capital Trust III

Preferred Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by PartnerRe Ltd.

We may offer and sell from time to time common shares; preferred shares; depositary shares representing preferred shares or common shares; warrants to purchase common shares, preferred shares or debt securities; senior or subordinated debt securities; and share purchase contracts, share purchase units and units.

PartnerRe Finance A LLC, PartnerRe Finance B LLC, PartnerRe Finance C LLC and PartnerRe Finance II Inc. may offer and sell from time to time senior, subordinated or junior subordinated debt securities (which we will guarantee). PartnerRe Capital Trust II and PartnerRe Capital Trust III may offer and sell from time to time preferred securities (which we will guarantee).

This prospectus may not be used to confirm sales of any securities unless accompanied by a prospectus supplement. These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, the offering prices and any applicable commission or discount will be stated in an accompanying prospectus supplement.

Our common shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “PRE.” Our Series C Cumulative Redeemable Preferred Shares, Series D Cumulative Redeemable Preferred Shares and Series E Cumulative Redeemable Preferred Shares are traded on the NYSE under the symbols “PRE PrC”, “PRE PrD” and “PRE PrE”, respectively.

Investing in our securities involves certain risks. See “Risk Factors” on page 4 in this prospectus and beginning on page 30 in our Annual Report on Form 10-K/A for the year ended December 31, 2011 filed on February 29, 2012.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY (“BMA”) OR THE BERMUDA REGISTRAR OF COMPANIES HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 9, 2012.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Change Control Act 1972 and related regulations (the “Exchange Control Act”), for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares and our preferred shares, are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed.

The BMA has also granted us permission for the issue, sale and transfer of up to 20% of any security as defined in the Exchange Control Act including (without limitation) the grant or creation of options, warrants, coupon, rights and depository receipts (collectively the “Securities”) to and among persons who are resident of Bermuda for exchange control purposes, whether or not the Securities are listed on an appointed stock exchange.

i

Under the Insurance Act 1978 of Bermuda (the “Insurance Act”), where the shares of a parent company of an insurer registered under the Insurance Act are traded on any stock exchange recognized by the BMA (the NYSE is so recognized), not later than 45 days after a person becomes, directly or indirectly (through its shareholding in the parent company), a 10%, 20%, 33% or 50% shareholder controller of such insurer, that person shall file with the BMA a notice in writing stating that he has become such a controller. As described herein, our Bye-Laws contain restrictions on the transfer of shares that generally would have the effect of prohibiting any shareholder from owning 10% or more of our common shares.

In this prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

Neither we nor PartnerRe Finance A LLC, PartnerRe Finance B LLC, PartnerRe Finance C LLC, PartnerRe Finance II Inc., PartnerRe Capital Trust II nor PartnerRe Capital Trust III have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor PartnerRe Finance A LLC, PartnerRe Finance B LLC, PartnerRe Finance C LLC, PartnerRe Finance II Inc., PartnerRe Capital Trust II nor PartnerRe Capital Trust III take responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you.

We, PartnerRe Finance A LLC, PartnerRe Finance B LLC, PartnerRe Finance C LLC, PartnerRe Finance II Inc., PartnerRe Capital Trust II and PartnerRe Capital Trust III are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus, any supplement thereto or any free writing prospectus relating thereto that we file with the securities and exchange commission or the documents incorporated by reference therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, the Finance Subsidiaries (defined below) and the Capital Trusts (defined below) have filed with the U.S. Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantees, warrants, share purchase contracts, share purchase units, units, preferred securities and preferred securities guarantees described in this prospectus. This means:

•	we, the applicable Finance Subsidiary and/or Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, change or update information contained in this prospectus.

This prospectus provides you with a general description of the securities we, a Finance Subsidiary or a Capital Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For information regarding a particular offering of securities, please refer to the applicable prospectus supplement. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

All references to:

•	“we,” “us,” “our” or “PartnerRe” refer to PartnerRe Ltd.;

•	“PartnerRe Finance A” refers to PartnerRe Finance A LLC;

•	“PartnerRe Finance B” refers to Partner Finance B LLC;

•	“PartnerRe Finance C” refers to PartnerRe Finance C LLC;

•	“PartnerRe Finance II” refers to PartnerRe Finance II Inc.;

•	“Finance Subsidiary” refers to any of PartnerRe Finance A, PartnerRe Finance B, PartnerRe Finance C or PartnerRe Finance II (collectively, the “Finance Subsidiaries”);

•	“Capital Trust II” refers to PartnerRe Capital Trust II;

•	“Capital Trust III” refers to PartnerRe Capital Trust III; and

•	“Capital Trust” refers to either Capital Trust II or Capital Trust III (together, the “Capital Trusts”).

For additional information regarding us, the Finance Subsidiaries and the Capital Trusts, please refer to the registration statement of which this prospectus forms a part, including any amendment thereto, and the documents incorporated by reference herein under the heading “Incorporation of Certain Documents by Reference.”

PARTNERRE LTD.

PartnerRe provides reinsurance on a worldwide basis through its wholly owned subsidiaries, including Partner Reinsurance Company Ltd. (PartnerRe Bermuda), Partner Reinsurance Europe plc (PartnerRe Europe) and Partner Reinsurance Company of the U.S. (PartnerRe U.S.). Risks reinsured include, but are not limited to, property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines and mortality, longevity and health. PartnerRe and its subsidiaries also offer alternative risk products that include weather and credit protection to financial, industrial and service companies on a worldwide basis.

We are incorporated under the laws of Bermuda, with our principal executive offices located at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Our telephone number is (441) 292-0888.

For further information regarding PartnerRe, including financial information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

THE FINANCE SUBSIDIARIES

PartnerRe Finance A, PartnerRe Finance B and PartnerRe Finance C

Each of PartnerRe Finance A, PartnerRe Finance B and PartnerRe Finance C is a Delaware limited liability company. PRE Finance A was formed on May 6, 2008, PartnerRe Finance B was formed on March 10, 2009 and PartnerRe Finance C was formed on March 30, 2009. Each of PartnerRe Finance A, PartnerRe Finance B and PartnerRe Finance C is an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation, that was created solely for the purpose of issuing, from time to time, debt securities to finance the operations of the PartnerRe group. The principal executive offices of PartnerRe Finance A, PartnerRe Finance B and PartnerRe Finance C are c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, Connecticut 06830-6352, Attention: Tom Forsyth, and their telephone number is (203) 485-4200.

PartnerRe Finance II

PartnerRe Finance II is a Delaware corporation, with its principal executive offices located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, Connecticut 06830-6352. PartnerRe Finance II’s telephone number is (203) 485-4200. PartnerRe Finance II is an indirect, wholly-owned subsidiary of PartnerRe, and a wholly-owned direct subsidiary of PartnerRe U.S. Corporation, that was created solely for the purpose of issuing, from time to time, debt securities to finance the operations of the PartnerRe group.

THE CAPITAL TRUSTS

The Capital Trusts are statutory trusts each created under Delaware law pursuant to a trust agreement executed by PartnerRe Finance II, as depositor of each Capital Trust, and the Capital Trustees for such Capital Trust and the filing of a certificate of trust with the Delaware Secretary of State on December 11, 2001. Each trust agreement was amended and restated in March 2009 to evidence certain changes in the persons and entities that serve as the Property Trustee, Delaware Trustee, and Administrative Trustees of the Capital Trusts. Each trust agreement will be further amended and restated in its entirety substantially in the form attached as an exhibit to the registration statement of which this prospectus forms a part. Each amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). It is possible that an amended and restated trust agreement will substitute a different Finance Subsidiary as depositor of a Capital Trust. If this were to occur, it is intended that such Finance Subsidiary will own the common securities of the Capital Trust and such Capital Trust will hold junior subordinated debt securities of such Finance Subsidiary.

Each Capital Trust exists for the exclusive purposes of:

•	issuing and selling preferred securities and common securities that represent undivided beneficial interests in the assets of such Capital Trust;

•	using the proceeds from the sale of its preferred securities and common securities to acquire junior subordinated debt securities issued by a Finance Subsidiary, and guaranteed by, us; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of its preferred securities and common securities.

The common securities of each Capital Trust, all of which will be indirectly owned by PartnerRe, will rank equally, and payments will be made on the common securities pro rata, with the preferred securities of such Capital Trust, except that, if an event of default under the applicable amended and restated trust agreement has occurred and is continuing, the rights of the holders of the common securities of such Capital Trust to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities of such Capital Trust. Each Capital Trust is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

Unless otherwise disclosed in a prospectus supplement, each Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the applicable amended and restated trust agreement. Unless otherwise disclosed in the applicable prospectus supplement, each Capital Trust’s business and affairs will be conducted by the trustees, which we refer to as the Capital Trustees, appointed by the direct or indirect holder of all of the common securities of such Capital Trust. The holder of the common securities of each Capital Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of such Capital Trust. The duties and obligations of the Capital Trustees of each Capital Trust will be governed by the amended and restated trust agreement of such Capital Trust.

Unless otherwise disclosed in a prospectus supplement, two of the Capital Trustees, which we refer to as the Administrative Trustees, of each Capital Trust will be persons who are employees or officers of or affiliated with PartnerRe. One Capital Trustee of each Capital Trust will be a financial institution, which we refer to as the Property Trustee, that is not affiliated with PartnerRe. Each Property Trustee will have a minimum amount of combined capital and surplus of not less than $50,000,000, and shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of each Capital Trust, which may be the Property Trustee, if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware, which we refer to as the Delaware Trustee. We or one of our affiliates will pay all fees and expenses related to each Capital Trust and any offering of preferred securities and common securities by such Capital Trust.

The office of the Delaware Trustee for each Capital Trust in the State of Delaware is located at c/o BNY Mellon Trust of Delaware, White Clay Center, Route 273, Newark, DE 19711. The principal executive offices for each Capital Trust is located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352. The telephone number for both Capital Trusts is (203) 485-4200.

RISK FACTORS

An investment in our securities involves certain risks. Before you invest in securities any of the securities offered by PartnerRe, the Finance Subsidiaries or the Capital Trusts, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•

the information contained or incorporated by reference into this prospectus, including the “Risk Factors” beginning on page 30 of our Annual Report on Form 10-K/A for the year ended December 31, 2011 filed with the Commission on February 29, 2012;

•

the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus may be considered forward-looking statements as defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “estimate,” “project,” “plan,” “expect,” “intend,” “hope,” “will likely result” or “will continue”, or words of similar import, generally involve forward-looking statements. Forward-looking statements are made based upon our assumptions and expectations concerning the potential effect of future events on our financial performance. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements, including:

(1)	the occurrence of catastrophic events (including windstorms, hurricanes, tsunamis, earthquakes, floods, hail, tornadoes, severe winter weather and other natural disasters) or other reinsured events with a frequency or severity exceeding our expectations;

(2)	systemic increases in the frequency or severity of casualty losses;

(3)	inherent uncertainty of models, modeling techniques and the application of such techniques, which may not accurately address the emergence of a variety of matters that might be deemed to impact certain of our coverages;

(4)	a decrease in the level of demand for reinsurance and/or an increase in the supply of reinsurance capacity;

(5)	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

(6)	the continuation of unfavorable economic conditions, which may adversely affect the capital markets, our funding costs and/or the ability to obtain credit;

(7)	actual losses and loss expenses exceeding our estimated loss reserves, which are necessarily based on actuarial and statistical projections of ultimate losses;

(8)	acts of terrorism, acts of war and political instability, or from other perils;

(9)	changes in the cost, availability and performance of retrocessional reinsurance, including the ability to collect reinsurance recoverables;

(10)	concentration risk in dealing with a limited number of brokers;

(11)	credit risk relating to our brokers, cedants and other counterparties;

(12)	failure of Coliseé Re, AXA or their affiliates to honor their obligations;

(13)	developments in and risks associated with global financial markets that could affect our investment portfolio;

(14)	actions taken by governmental and regulatory bodies to address governance of industries that may present a systemic risk to economic stability;

(15)	changing rates of interest, inflation and other economic conditions;

(16)	availability of borrowings and letters of credit under our credit facilities;

(17)	ability to obtain any additional financing on favorable terms;

(18)	impact of fluctuations in foreign currency exchange rates;

(19)	fluctuations in the fair value of our equity-like investments;

(20)	actions by rating agencies that might impact our ability to continue to write existing business or write new business;

(21)	changes in accounting policies, their application or interpretation;

(22)	changes in the legal or regulatory environments in which we operate, including the passage of federal or state legislation subjecting our non-U.S. operations to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate;

(23)	any measures designed to limit harmful tax competition that may affect Bermuda;

(24)	defaults by others, including issuers of investment securities that we hold, reinsurers or other counterparties;

(25)	potential industry impact of industry investigations into insurance market practices;

(26)	legal decisions and rulings and new theories of liability;

(27)	amount of dividends received from our subsidiaries;

(28)	new mass tort actions or reemergence of old mass torts such as asbestosis;

(29)	declines in the equity and credit markets;

(30)	changes in social and environmental conditions;

(31)	loss of qualified executive officers, underwriters and other key personnel;

(32)	operational risks, including human or system failures; and

(33)	limitations on the voting and ownership of our shares or the ability to enforce a judgment against us in the U.S.

The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K/A for the year ended December 31, 2011.

In addition, our forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe, the Finance Subsidiaries and the Capital Trusts will be used for working capital, capital expenditures, acquisitions or other general corporate purposes of PartnerRe and its subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE
DIVIDENDS OF PARTNERRE

For purposes of computing the following ratios, earnings consist of net loss or income before income tax expense plus fixed charges to the extent that these charges are included in the determination of net loss or income and exclude undistributed earnings or losses of equity investments. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	NM(1)	15.75x	48.53x	2.10x	14.51x
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	NM(1)	10.32x	25.30x	1.30x	9.49x

(1)	NM: Not meaningful. The ratio for the year ended December 31, 2011 above is not meaningful due to the net loss reported for this period which was impacted by large catastrophic losses, including the Japan earthquake and resulting tsunami, the February and June New Zealand earthquakes, the floods in Thailand, the U.S. tornadoes, the floods in Queensland, Australia and aggregate contracts covering losses in Australia and New Zealand. Further information regarding the impact of these catastrophic losses on our financial results can be found in the documents incorporated by reference in this prospectus. Additional earnings of $444.9 million would be necessary to result in a one-to-one coverage ratio for the ratio of earnings to fixed charges and additional earnings of $492.0 million would be necessary to result in a one-to-one coverage ratio for the ratio of earnings to combined fixed charges and preference share dividends.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares;

•	preferred shares;

•	depositary shares, each representing a fraction of a common share or of a preferred share;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase common shares;

•	warrants to purchase preferred shares;

•	warrants to purchase debt securities;

•	share purchase contracts to purchase common shares;

•

share purchase units, each representing ownership of a share purchase contract and, as security for the holder’s obligation to purchase common shares under the share purchase contract, any of (1) our debt obligations, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of any of the Capital Trusts; and

•	units which may consist of any combination of the securities listed above.

Each Finance Subsidiary may from time to time offer unsecured senior, subordinated or junior subordinated debt securities, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

Each Capital Trust may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of:

•	our Memorandum of Association and Bye-Laws, which set forth certain terms of our share capital;

•	the certificate of designation for our 6.75% Series C Cumulative Redeemable Preferred Shares, which we refer to in this prospectus as the Series C Preferred Shares;

•	the certificate of designation for our 6.50% Series D Cumulative Redeemable Preferred Shares, which we refer to in this prospectus as the Series D Preferred Shares; and

•	the certificate of designation for our 7.25% Series E Cumulative Redeemable Preferred Shares, which we refer to in this prospectus as the Series E Preferred Shares.

The following description is only a summary. You should read our Memorandum of Association and Bye-Laws and the certificate of designation of each series of our preferred shares for complete information regarding the provisions of these governing documents including the definitions of some of the terms used below. Copies of our Memorandum of Association and Bye-Laws and the certificates of designation are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of our Memorandum of Association, Bye-Laws or the certificates of designation, those sections or defined terms are incorporated by reference into this prospectus, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

Our total authorized share capital consists of 200,000,000 shares, par value $1.00 per share. This authorized share capital includes 11,960,000 Series C Preferred Shares, 9,200,000 Series D Preferred Shares, 14,950,000 Series E Preferred Shares, par value $1.00 per share. As of March 30, 2012 approximately 65,495,493 common shares, net of treasury shares, were issued and outstanding, 11,600,000 Series C Preferred Shares were issued and outstanding, 9,200,000 Series D Preferred Shares were issued and outstanding and 14,950,000 Series E Preferred Shares were issued and outstanding.

Common Shares

Our common shares are listed on the New York Stock Exchange under the symbol “PRE.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law, our Memorandum of Association or our Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

Under our Bye-Laws, the holders of common shares have no redemption, conversion or sinking fund rights. Subject to the restrictions set forth under “—Transfer of Shares” and “—Anti-Takeover Effects of Certain Bye-Law Provisions—Voting Rights Limitations”, below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. If we are liquidated, dissolved, or wound-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares.

Other than as required by Bermuda law or in respect of alteration of class rights and reporting requirements and certain procedural matters, all actions by our shareholders are decided by a simple majority of votes cast.

The holders of common shares will receive such dividends, if any, as may be declared by our board of directors out of funds legally available for such purposes.

A description of our common shares is also set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 (File No. 000-22530) and October 24, 1996 (File No. 001-14536), including any amendment or report for the purpose of updating such description.

Series C Preferred Shares

The Series C Preferred Shares are listed on the New York Stock Exchange under the symbol “PRE PrC.” The Series C Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

The holders of the Series C Preferred Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series C Preferred Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series C Preferred Shares. Unless we redeem them, the Series C Preferred Shares will have a perpetual term with no maturity. We have not issued shares that are senior to the Series C Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series C Preferred Shares rank equally with our Series D Preferred Shares and our Series E Preferred Shares with respect to dividends and distribution of assets in liquidation.

Dividends. Holders of the Series C Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 6.75% of the liquidation preference per annum (equivalent to $1.6875 per share). Such dividends are payable quarterly, when, as and if declared by the board of directors.

If any of the Series C Preferred Shares are outstanding, unless full cumulative dividends on the Series C Preferred Shares have been paid, we generally may not:

•

declare or pay any dividends upon any other capital shares ranking pari passu with the Series C Preferred Shares, as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe, unless either all dividends are declared upon the Series C Preferred Shares, or all dividends declared upon the Series C Preferred Shares and the shares ranking equally with the Series C Preferred Shares are declared pro rata;

•

declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series C Preferred Shares, as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe; or

•	redeem any common shares or other shares ranking junior to the Series C Preferred Shares.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of the Series C Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders, $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution. This distribution must be made before we make any distribution to holders of our common shares and any other shares ranking junior to the Series C Preferred Shares.

Redemption. We, at our option upon not less than 30 nor more than 90 days written notice, may redeem the Series C Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, without interest.

Voting. Generally, the Series C Preferred Shares shall have no voting rights. However, the holders of Series C Preferred Shares, together with the holders of any other shares ranking equally with the Series C Preferred Shares, voting as a single class, shall have the right to elect two directors to our board of directors whenever dividends payable on the Series C Preferred Shares or any other shares ranking equally with the Series C Preferred Shares are in arrears in an amount equivalent to dividends for six full dividend periods.

Whenever we have paid all arrearages in dividends on the Series C Preferred Shares and any shares that rank equal to the Series C Preferred Shares then outstanding and we have paid or declared and set apart for payment, dividends for the current quarterly dividend period, then the right of holders of the Series C Preferred Shares and any shares that rank equal to the Series C Preferred Shares to be represented by directors shall cease. As of the date of this prospectus, there were no unpaid dividends due on the Series C Preferred Shares.

In addition, without the written consent of the holders of at least 75% of the outstanding Series C Preferred Shares, we may not:

•

amend or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the certificate of designation relating to the Series C Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series C Preferred Shares;

•

authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series C Preferred Shares, unless each Series C Preferred Share remains outstanding with no variation in its rights, preferences or voting powers or is converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series C Preferred Share; or

•

authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series C Preferred Shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company.

We may create and issue additional classes or series of shares that rank equal or junior to the Series C Preferred Shares without the consent of any holder of the Series C Preferred Shares.

A more detailed description of our Series C Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 2, 2003 (File No. 001-14536), including any amendment or report for the purpose of updating such description.

Series D Preferred Shares

The Series D Preferred Shares are listed on the New York Stock Exchange under the symbol “PRE PrD”. The Series D Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

The holders of Series D Preferred Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series D Preferred Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series D Preferred Shares. Unless we redeem them, the Series D Preferred Shares will have a perpetual term with no maturity. We have not issued shares that are senior to the Series D Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series D Preferred Shares rank equally with our Series C Preferred Shares and our Series E Preferred shares with respect to payment of dividends and distribution of assets in liquidation.

Dividends. Holders of Series D Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 6.50% of the liquidation preference per annum (equivalent to $1.625 per share). Such dividends are paid quarterly when, as and if declared by the board of directors.

If any of the Series D Preferred Shares are outstanding, unless full cumulative dividends on the Series D Preferred Shares have been paid, we generally may not:

•

declare or pay any dividends upon any other capital shares ranking pari passu with the Series D Preferred Shares, as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe, unless either all dividends are declared upon the Series D Preferred Shares, or all dividends declared upon the Series D Preferred Shares and the shares ranking equally with the Series D Preferred Shares are declared pro rata;

•

declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series D Preferred Shares, as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe; or

•	redeem any common shares or other shares ranking junior to the Series D Preferred Shares.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series D Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders, $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution. This distribution must be made before we make any distribution to holders of our common shares and any other shares ranking junior to the Series D Preferred Shares.

Redemption. We, at our option upon not less than 30 nor more than 90 days written notice, may redeem the Series D Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, without interest.

Voting. Generally, the Series D Preferred Shares shall have no voting rights. However, the holders of Series D Preferred Shares, together with the holders of any other shares ranking equally with the Series D Preferred Shares, voting as a single class, shall have the right to elect two directors to our board of directors whenever dividends payable on the Series D Preferred Shares or any other shares ranking equally with the Series D Preferred Shares are in arrears in an amount equivalent to dividends for six full dividend periods.

Whenever we have paid all arrearages in dividends on the Series D Preferred Shares and any shares that rank equal to the Series D Preferred Shares then outstanding and we have paid or declared and set apart for payment, dividends for the current quarterly dividend period, then the right of holders of the Series D Preferred Shares and any shares that rank equal to the Series D Preferred Shares to be represented by directors shall cease. As of the date of this prospectus, there were no unpaid dividends due on the Series D Preferred Shares.

In addition, without the written consent of the holders of at least 75% of the outstanding Series D Preferred Shares, we may not:

•

amend or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the certificate of designation relating to the Series D Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series D Preferred Shares;

•

authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series D Preferred Shares, unless each Series D Preferred Share remains outstanding with no variation in its rights, preferences or voting powers or is converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series D Preferred Share; or

•

authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series D Preferred Shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company.

We may create and issue additional classes or series of shares that rank equal with or junior to the Series D Preferred Shares without the consent of any holder of the Series D Preferred Shares.

A more detailed description of our Series D Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on November 12, 2004 (File No. 001-14536), including any amendment or report for the purpose of updating such description.

Series E Preferred Shares

The Series E Preferred Shares are listed on the New York Stock Exchange under the symbol “PRE PrE”. The Series E Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

The holders of Series E Preferred Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series E Preferred Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series E Preferred Shares. Unless we redeem them, the Series E Preferred Shares will have a perpetual term with no maturity. We have not issued shares that are senior to the Series E Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series E Preferred Shares rank equally with our Series C Preferred Shares and our Series D Preferred Shares with respect to payment of dividends and distribution of assets in liquidation.

Dividends. Holders of Series E Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 7.25% of the liquidation preference per annum (equivalent to $1.8125 per share). Such dividends are paid quarterly when, as and if declared by the board of directors.

If any of the Series E Preferred Shares are outstanding, unless full cumulative dividends on the Series E Preferred Shares have been paid, we generally may not:

•

declare or pay any dividends upon any other capital shares ranking pari passu with the Series E Preferred Shares, as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe, unless either all dividends are declared upon the Series E Preferred Shares, or all dividends declared upon the Series E Preferred Shares and the shares ranking equally with the Series E Preferred Shares are declared pro rata;

•

declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series E Preferred Shares, as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe; or

•	redeem any common shares or other shares ranking junior to the Series E Preferred Shares.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series E Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders, $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution. This distribution must be made before we make any distribution to holders of our common shares and any other shares ranking junior to the Series E Preferred Shares.

Redemption. Except as described below in “—Tax Redemption”, the Series E Preferred Shares are not redeemable prior to June 1, 2016. On and after such date, we at our option upon not less than 30 nor more than 90 days written notice, may redeem the Series E Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, without interest.

Payment of Additional Amounts. If a tax withholding or deduction at source is required by either (1) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction (as defined in the certificate of designation) or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, then we will be required, subject to certain limitations and exceptions described in the certificate of designation, pay to the holders of the Series E Preferred Shares such additional amounts as dividends as may be necessary so that the net amounts paid will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

Tax Redemption. We will have the option to redeem for cash the Series E Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice, at a redemption price of $25.00 per share plus accrued and unpaid dividends, if any, to the date of redemption, without interest on such accrued and unpaid dividends, if as a result of a “change in tax law” (as described in the certificate of designation) there is a substantial probability that we or any successor (or any entity formed by a consolidation, merger or amalgamation or an entity to which we convey, transfer or lease substantially all of our properties and assets) would be required to pay any additional amounts with respect to the Series E Preferred Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor corporation.

Voting. Generally, the Series E Preferred Shares shall have no voting rights. However, the holders of Series E Preferred Shares, together with the holders of any other shares ranking equally with the Series E Preferred Shares, voting as a single class, shall have the right to elect two directors to our board of directors whenever dividends payable on the Series E Preferred Shares or any other shares ranking equally with the Series E Preferred Shares are in arrears in an amount equivalent to dividends for six full dividend periods.

Whenever we have paid all arrearages in dividends on the Series E Preferred Shares and any shares that rank equal to the Series E Preferred Shares then outstanding and we have paid or declared and set apart for payment, dividends for the current quarterly dividend period, then the right of holders of the Series E Preferred Shares and any shares that rank equal to the Series E Preferred Shares to be represented by directors shall cease. As of the date of this prospectus, there were no unpaid dividends due on the Series E Preferred Shares.

In addition, without the written consent of the holders of at least 75% of the outstanding Series E Preferred Shares, we may not:

•

amend or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the certificate of designation relating to the Series E Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series E Preferred Shares;

•

authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series E Preferred Shares, unless each Series E Preferred Share remains outstanding with no variation in its rights, preferences or voting powers or is converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series E Preferred Share; or

•

authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series E Preferred Shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company.

We may create and issue additional classes or series of shares that rank equal with or junior to the Series E Preferred Shares without the consent of any holder of the Series E Preferred Shares.

A more detailed description of our Series E Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 15, 2011 (File No. 001-14536), including any amendment or report for the purpose of updating such description.

Other Preferred Shares

From time to time, pursuant to the authority granted by our Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

•	the number of shares to be issued and sold and any distinctive designation;

•

the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preferred shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum of Association or the Bye-Laws.

Undesignated Shares

We have authorized 20,250,000 shares, par value $1.00 per share, the rights and preferences of which are undesignated. Without further action of our shareholders, our board of directors may fix the relative rights, preferences and limitations of such shares. Such determination may include:

•	fixing the dividend rates and payment dates;

•	the extent of voting rights, if any;

•	the terms and prices of redemption;

•	the amount payable on the shares in the event of liquidation;

•	sinking fund provisions; and

•	the terms and conditions on which shares may be converted if the shares are to be issued with the privilege of conversion.

Transfer of Shares

Our Bye-Laws contain various provisions affecting the transferability of our capital shares. Under the Bye-Laws, our board of directors has absolute discretion to decline to register a transfer of any share which is not fully-paid. In addition, our board of directors may decline to register any transfer of shares unless:

•	the appropriate instrument of transfer (if any) is submitted along with such evidence as our board of directors may reasonably require showing the right of the transferor to make the transfer;

•

it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

•	the instrument of transfer (if any) is in favour of less than five persons jointly.

Our Board may also decline to register a transfer of shares if it determines that such transfer would result in (1) a person controlling more than 9.9% of all our outstanding shares (as determined by value) or (2) such person becoming a holder of more than 9.9% of the total combined voting power of all classes of our shares entitled to vote at a general meeting of our shareholders or in any other circumstance in which our shareholders are entitled to vote (a “Ten Percent Shareholder”). A transferee will be permitted to dispose of any shares purchased which violate the restriction and as to the transfer of which registration is refused. In the case of (2) above, the votes conferred by the controlled shares will be automatically reduced by whatever amount is necessary so that after any such reduction such person will not be a Ten Percent Shareholder. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares, pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to “ownership” or “control” of our shares mean “ownership” within the meaning of Section 958 of the Internal Revenue Code. If our board of directors refuses to register any transfer of shares, it shall send notice of such refusal to the transferee within three months of the date on which the instrument of transfer (if any) was lodged with us.

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon us to make any payment or empowers any government or taxing authority or government official to require us to make any payment in respect of any shares held either jointly or solely by any shareholder, or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by us on or in respect of any shares or for or on account or in respect of any shareholder and whether in consequence of: (1) the death of such shareholder, (2) the non-payment of any income tax or other tax by such shareholder, (3) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such shareholder or by or out of his estate or (4) any other act or thing; then in every such case (except to the extent that the rights conferred upon holders of any class of shares render us liable to make additional payments in respect of sums withheld on account of the foregoing), we may refuse to register a transfer of any shares by any such shareholder or his executor or administrator until such money and interest is set off or deducted, or in case the same exceeds the amount of any such dividends or other monies then due or payable by us, until such excess is paid to us.

The foregoing limitations on the transfer of our shares may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “—Anti-Takeover Effects of Certain Bye-Laws Provisions.”

Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

Anti-Takeover Effects of Certain Bye-Laws Provisions

In addition to those provisions of the Bye-Laws discussed above under “—Transfers of Shares,” our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our board of directors. Our board of directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

Board Provisions. Our Bye-laws provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Each class of directors is required to have a minimum of one director and a maximum of four directors.

The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be in our best interests, including the shareholders’ best interests. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to PartnerRe and its shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of PartnerRe, even though such an attempt might be beneficial to PartnerRe and its shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of PartnerRe and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulations of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Voting Rights Limitations. Our Bye-Laws provide that the voting rights with respect to shares owned or controlled by a Ten Percent Shareholder will be limited to voting power of 9.9%. The voting rights with respect to all shares held by such Ten Percent Shareholder will be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such allocation. See also “—Transfer of Shares” above.

Availability of Shares for Future Issuances. We have available for issuance a large number of authorized but unissued common shares. Generally, these shares may be issued by action of our directors without further action by shareholders, except as may be required by applicable stock exchange requirements. The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have a sufficient number of authorized but unissued shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with our board of directors, even if some or a majority of the shareholders desired to pursue a proposed transaction.

Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may elect to offer depositary shares, each representing a fraction of a common share or a particular series of preferred shares as described below. The relevant fraction will be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares. If we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

We will deposit the common shares or a class or series of preferred shares represented by depositary shares under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. We will distribute depositary receipts to those persons purchasing the fractional common shares or related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related common shares or class or series of preferred shares to the record holders of depositary shares relating to the common shares or class or series of preferred shares in proportion to the number of such depositary shares owned by the holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the applicable holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holder of the depositary shares is entitled to delivery of the number of whole shares of the related common shares or preferred shares and any money or other property represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or preferred shares on the basis set forth in the prospectus supplement. However, holders of such whole common shares or preferred shares will not be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. We will not deliver fractional common shares or preferred shares upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

If we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the common shares or the related preferred shares redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or preferred shares. If we redeem less than all the depositary shares, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which the holders of the common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares underlying such shares. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares or common shares represented by such holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the applicable common shares or preferred shares. The depositary will try, as far as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions. We will agree to take all action which the depositary deems necessary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preferred shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its resignation, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if 90 days have expired after the depositary has delivered to us written notice of its resignation and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement. The depositary will continue to deliver common or preferred share certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing common or preferred shares, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF THE DEBT SECURITIES

We or any of the Finance Subsidiaries may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.

Our senior debt securities would be issued under a senior indenture between us and The Bank of New York Mellon, as trustee. Our subordinated debt securities would be issued under a subordinated indenture between us and The Bank of New York Mellon, as trustee. Each of these indentures is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Each Finance Subsidiary’s senior debt securities would be issued under a senior indenture between the relevant Finance Subsidiary, PartnerRe, as guarantor, and The Bank of New York Mellon, as trustee. Each Finance Subsidiary’s subordinated debt securities would be issued under a subordinated indenture between the relevant Finance Subsidiary, PartnerRe, as guarantor, and The Bank of New York Mellon, as trustee. Each Finance Subsidiary may also issue junior subordinated debt securities, including to a Capital Trust in connection with the issuance of preferred securities and common securities by that Capital Trust. These junior subordinated debt securities would be issued under a junior subordinated indenture between the relevant Finance Subsidiary, PartnerRe, as guarantor, and The Bank of New York Mellon, as trustee. Each of these indentures is an exhibit to the registration statement of which this prospectus forms a part.

In this prospectus, we refer to our senior indenture, our subordinated indenture, each of the Finance Subsidiaries’ senior indentures, each of the Finance Subsidiaries’ subordinated indentures, and each of the Finance Subsidiaries’ junior subordinated indentures collectively as the “indentures” and each individually as an “indenture.” In this prospectus, we refer to our senior indenture and each of the Finance Subsidiaries’ senior indentures collectively as the “senior indentures” and each individually as a “senior indenture.” In this prospectus, we refer to our subordinated indenture and each of the Finance Subsidiaries’ subordinated indentures collectively as the “subordinated indentures” and each individually as a “subordinated indenture.” In this prospectus, we refer to each of the Finance Subsidiaries’ junior subordinated indentures collectively as the “junior subordinated indentures” and each individually as a “junior subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

The following description of the material terms and provisions of the indentures and the related debt securities is only a summary. You should read the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The indentures are subject to and governed by the Trust Indenture Act.

Our senior indenture and our subordinated indenture are substantially identical to one another, except for certain covenants relating to subordination contained in our subordinated indenture. Each of the Finance Subsidiaries’ senior indentures and each respective entity’s subordinated indenture are also substantially identical to one another, except for certain covenants relating to subordination contained in such Finance Subsidiary’s subordinated indenture. Each of the Finance Subsidiaries’ subordinated indentures and each respective entity’s junior subordinated indenture are substantially identical to one another, except for certain rights and covenants and provisions relating to subordination, the possible issuance of securities to the applicable Capital Trust and certain events of default not included in the junior subordinated indentures.

General Information Regarding the Debt Securities

The indentures do not limit the aggregate principal amount of the debt securities which we or any of the Finance Subsidiaries may issue. The indentures provide that we or any of the Finance Subsidiaries may issue the debt securities from time to time in one or more series. (Section 3.01) While the indentures do not limit the amount of other indebtedness or the debt securities which the issuer or its subsidiaries may issue, the supplemental indentures related to offerings by certain Finance Subsidiaries of currently outstanding debt securities have imposed restrictions on the activities of the issuer, including its ability to issue other types of debt securities.

Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the relevant issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the relevant issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “—Subordination of the Subordinated Debt Securities Issued by PartnerRe,” “—Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the relevant issuer, subordinated in right of payment to the prior payment in full of all of such issuer’s senior and subordinated indebtedness, as described below under “—Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of our guarantee of the debt securities issued by the Finance Subsidiaries) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. The rights of our creditors (including the holders of our debt securities and the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of our guarantee of the debt securities issued by the Finance Subsidiaries) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

If any of the Finance Subsidiaries issues junior subordinated debt securities to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, such junior subordinated debt securities may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of such Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities.

The prospectus supplement relating to the particular debt securities being offered will include specific terms relating to the offering. The terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any;

•	the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	any right to extend or defer the interest payment period and the duration of the extension;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable;

•	any optional or mandatory redemption terms or prepayment, conversion, sinking fund or remarketing provisions;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations in which any debt securities to be issued in registered form (as defined below) will be issuable;

•	if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form (as defined below) will be issuable;

•	any convertibility or exchangeability provisions;

•	any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest with respect to such debt securities;

•	whether such debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of debt securities issued by any of the Finance Subsidiaries, the agreement relating to our guarantee of such debt securities;

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in the case of junior subordinated debt securities issued by any of the Finance Subsidiaries to a Capital Trust, the form of amended and restated trust agreement and the agreement relating to our guarantee of the preferred securities of such Capital Trust;

•	United States federal income tax considerations, if any;

•	the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the debt securities will be payable;

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in the case of junior subordinated debt securities issued by any of the Finance Subsidiaries to a Capital Trust, the terms and conditions of any obligation or right of the applicable Finance Subsidiary or such Capital Trust to convert or exchange such junior subordinated debt securities into or for preferred securities of such Capital Trust;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

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in the case of subordinated debt securities or junior subordinated debt securities, any modifications, including additions to or exclusions from, the definition of Senior Indebtedness (defined under “—Subordination of the Subordinated Debt Securities Issued by PartnerRe”, “—Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries” and “—Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries”); and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.01)

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.01)

Unless otherwise provided in the related prospectus supplement, principal, premium and interest, if any, with respect to any debt securities will be payable at the office or agency maintained by the issuer for such purposes. The payment office will initially be the corporate trust office of the trustee. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled to the payment at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of or any premium or interest on the debt securities are payable. (Sections 3.07, 10.02 and 11.06)

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series at the office or agency maintained by the issuer for such purposes. This office will initially be the corporate trust office of the trustee. If so required by the issuer or the security registrar, any debt security presented for transfer must be duly endorsed or accompanied by a written instrument of transfer. Debt securities received upon exchange will contain identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount. Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

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issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing,

•	register the transfer or exchange of any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or

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register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.05)

We and the Finance Subsidiaries have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the relevant issuer for any debt securities will be named in the related prospectus supplement. The relevant issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that such issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on the debt securities are payable. (Section 10.02)

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities (as defined below) registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in

“bearer form” is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe or any of the Finance Subsidiaries, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law, including securities laws, and the issuer’s organizational documents.

Global Securities

The debt securities of a series may be issued in whole or in part under a book entry system in the form of one or more global debt securities. Each global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The depositary will be a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and the Finance Subsidiaries anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security in registered form, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the issuer if such debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through the participants’ records. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary, or its nominee, is the owner of record of a global security, we and the relevant Finance Subsidiary, as the case may be, consider such depositary or its nominee the sole owner or holder of the debt securities represented by a global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by a global security registered in their names, and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture under which these debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We and the Finance Subsidiaries understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Payments of principal of, any premium and interest on, the debt securities represented by a global security registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We and the Finance Subsidiaries expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and the Finance Subsidiaries also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations, if:

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the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice;

•	the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing.

With respect to the second bullet point above, we and the Finance Subsidiaries understand, however, that under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We or the relevant Finance Subsidiary, as the case may be, would issue definitive certificates in exchange for any such interests withdrawn. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.05) We expect that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Consolidation, Amalgamation, Merger and Sale of Assets

Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the properties and assets of the issuer as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease such person’s properties and assets as an entirety or substantially as an entirety to the issuer, unless:

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such person is a corporation, limited liability company, incorporated association, company or business trust, as the case may be, organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development;

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such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, or any premium and interest on, all of the debt securities issued under the applicable indenture, and the performance of the issuer’s obligations under such indenture and the debt securities issued under the applicable indenture, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer as a result of such transaction as having been incurred by the issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

•	certain other conditions are met. (Section 8.01)

The senior subordinated and junior subordinated indentures of the Finance Subsidiaries include a like restriction on consolidation, amalgamation and merger involving PartnerRe, as guarantor of each Finance Subsidiary’s obligations under the respective Finance Subsidiary’s senior subordinated and junior subordinated debt securities. (Section 8.03 of the senior, subordinated and junior subordinated indentures of the Finance Subsidiaries)

Events of Default Under Senior and Subordinated Indentures

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the senior and subordinated indentures with respect to any debt securities issued under such indentures:

(1)	default in paying interest on any debt security, when it becomes due and payable, and the default continues for a period of 30 days;

(2)	default in paying principal or any premium on any debt security, when such principal or premium becomes due and payable;

(3)	default in the performance, or breach, of any covenant or warranty in the applicable indenture for the benefit of such debt securities, and the continuance of such default or breach for a period of 60 days after written notice of default is given under the indenture;

(4)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the issuer for borrowed money (other than Indebtedness which is non-recourse to the issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(5)	the issuer fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

(6)	certain events relating to bankruptcy, insolvency or reorganization of the issuer.

In the senior and subordinated indentures of each Finance Subsidiary, the Events of Default described in clauses (3) through (6) above also include references to PartnerRe, as guarantor under the applicable indenture.

If an Event of Default (other than an Event of Default described in (6) of the preceding paragraph) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02 of the senior indentures and subordinated indentures)

Each senior and subordinated indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a “default”), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer’s board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.02)

If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each senior and subordinated indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture or the related Series Authorization at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Events of Default under Junior Subordinated Indentures

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the junior subordinated indentures with respect to any debt securities issued under such indentures:

(1)	default in paying interest on any debt security, when they become due and payable, and the default continues for a period of 30 days;

(2)	default in paying principal, any premium on any debt security, when such principal or premium becomes due and payable; and

(3)	certain events relating to bankruptcy, insolvency or reorganization of the issuer.

In the junior subordinated indenture of each Finance Subsidiary, the Events of Default described in clause (3) above also include references to PartnerRe, as guarantor under the applicable indenture.

These events of default do not include the failure to comply with or breach of other covenants in the junior subordinated indenture (“other covenant breach”). Accordingly, an other covenant breach will not result in the acceleration of payment of the debt securities issued under the junior subordinated indenture. Although an other covenant breach will not constitute an event of default, it will otherwise constitute a breach of contract under the junior subordinated indenture and could give rise to a claim against the relevant issuer relating to the specific breach; however, the remedy of the holders of any debt securities issued under the junior subordinated indenture may be limited to direct monetary damages (if any). An other covenant breach will only give rise to possible remedies if it continues for 90 days after delivery of specified notice.

If an Event of Default (other than an Event of Default described in (3) above) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (3) above will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02 of the junior subordinated indentures)

Each junior subordinated indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a “junior subordinated default”), the trustee will transmit, in the manner set forth in such indenture, notice of such junior subordinated default to the holders of the debt securities of such series unless such junior subordinated default has been cured or waived. However, except in the case of a junior subordinated default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer’s board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. (Section 6.02)

If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each junior subordinated indenture provides that, subject to the duty of the trustee during any junior subordinated default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture or the related Series Authorization at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Modification and Waiver

The issuer and the trustee may modify or amend any of the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification of amendments. However, each affected holder must consent to certain modifications or amendments, including:

•	changes to the stated maturity of the principal of, or any premium or installment of interest with respect to, any debt security; or

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reductions of the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest with respect to, or any premium payable upon the redemption of, any debt security.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures or junior subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities or junior subordinated debt securities, as the case may be, to Senior Indebtedness (as defined under “—Subordination of the Subordinated Debt Securities Issued by PartnerRe”, “—Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries” or “—Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries”, as applicable) without the prior written consent of the holders of such Senior Indebtedness. (Section 9.07 of the subordinated indentures and junior subordinated indentures)

The relevant issuer and the trustee may modify or amend any of the indentures and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for such issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity, defect or inconsistency;

•	make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.01)

The holders of at least a majority in principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.06) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

•	in paying principal, premium or interest with respect to debt securities of that series; or

•	in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each indenture, the issuer is required to furnish to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after its occurrence, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.07)

Discharge, Defeasance and Covenant Defeasance

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.01)

Each indenture provides that, unless the provisions of Section 4.02 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.01 thereof, the issuer may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”); or

•

to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such debt securities on the scheduled due dates. (Section 4.02)

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

•

with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture; and

•	with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.02)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.01)

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.01)

If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.01 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.02)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.01)

If the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the relevant issuer (and the guarantor, if applicable) would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of the Subordinated Debt Securities Issued by PartnerRe

Our subordinated debt securities will, to the extent set forth in our subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of ours, whether outstanding at the date of our subordinated indenture or thereafter incurred. (Section 16.01 of our subordinated indenture) Holders of our Senior Indebtedness will first be entitled to receive payment in full of all amounts due on our Senior Indebtedness before the holders of our subordinated debt securities are entitled to receive payment on account of principal, premium, interest on our subordinated debt securities, if certain events occur. These events include:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours.

(Section 16.03 of our subordinated indenture)

If we are liquidated or become insolvent, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full. (Section 16.04 of our subordinated indenture)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

•

any payment of principal, interest or any other amount on our Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

(Section 16.02 of our subordinated indenture)

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

•	our subordinated debt securities;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities or any other Indebtedness ranking pari passu with our subordinated debt securities;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	liability for income, franchise, real estate or other taxes owed or owing; and

•	our guarantees of any junior subordinated debt securities of the Finance Subsidiaries, including those issued to a Capital Trust (or similar financing vehicle of PartnerRe).

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of our subordinated indenture)

Our subordinated indenture provides that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries

The subordinated debt securities issued by the Finance Subsidiaries will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of such subordinated indenture or thereafter incurred. (Section 16.01 of the Finance Subsidiaries’ subordinated indentures) Holders of Senior Indebtedness of any of the Finance Subsidiaries will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to such subordinated debt securities, if certain events occur. These events include:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

(Section 16.03 of the Finance Subsidiaries’ subordinated indentures)

If any of the Finance Subsidiaries is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of other obligations of such issuer that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of such issuer.

Subject to the payment in full of all Senior Indebtedness of the relevant Finance Subsidiary, the rights of the holders of subordinated debt securities of such issuer will be subrogated to the rights of the holders of such

Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, any premium and interest on such subordinated debt securities have been paid in full. (Section 16.04 of the Finance Subsidiaries’ subordinated indentures)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the subordinated debt securities of the relevant Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

•

any payment of principal, interest or any other amount on Senior Indebtedness of such issuer is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of such issuer has been accelerated because of a default.

(Section 16.02 of the Finance Subsidiaries’ subordinated indentures)

The subordinated indentures of the Finance Subsidiaries do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to its subordinated debt securities, but subordinate to the relevant issuer’s other obligations. The senior debt securities issued by a Finance Subsidiary will constitute Senior Indebtedness under such Finance Subsidiary’s subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of the relevant Finance Subsidiary outstanding at any time, except:

•	the subordinated debt securities issued by such Finance Subsidiary;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with such subordinated debt securities or any other Indebtedness ranking pari passu with such subordinated debt securities;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such Finance Subsidiary in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	liability for income, franchise, real estate or other taxes owed or owing; and

•	any junior subordinated debt securities, including those issued to a Capital Trust (or similar financing vehicle of PartnerRe).

Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of the Finance Subsidiaries’ subordinated indentures)

The Finance Subsidiaries’ subordinated indentures provide that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of subordinated debt securities by the relevant issuer, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries

The junior subordinated debt securities issued by the Finance Subsidiaries will, to the extent set forth in the applicable junior subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of the applicable junior subordinated indenture or thereafter incurred. (Section 16.01 of the junior subordinated indenture) Holders of Senior Indebtedness of any of the Finance Subsidiaries will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the junior subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to, junior subordinated debt securities if certain events occur. These events include:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

(Section 16.03 of the junior subordinated indentures)

If any of the Finance Subsidiaries is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of such issuer’s other obligations that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of junior subordinated debt securities of such issuer.

Subject to the payment in full of all Senior Indebtedness of the relevant Finance Subsidiary, the rights of the holders of junior subordinated debt securities of such issuer will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, and any premium and interest on, junior subordinated debt securities have been paid in full. (Section 16.04 of the junior subordinated indentures)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the junior subordinated debt securities of a Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

•

any payment of principal, interest or any other amount on Senior Indebtedness of such Finance Subsidiary is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of such Finance Subsidiary has been accelerated because of a default.

(Section 16.02 of the junior subordinated indentures)

The junior subordinated indentures of the Finance Subsidiaries generally do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the junior subordinated debt securities, but subordinate to the relevant issuer’s other obligations; however, the supplemental indenture, dated as of November 7, 2006, under which PartnerRe Finance II issued 6.440% Fixed-to-Floating Rate Junior Subordinated Capital Efficient Notes due 2066 (“CENts”), states that for so long as any CENts remain outstanding, PartnerRe Finance II has agreed that its activities will be limited to issuing CENts and lending the proceeds from the sale of CENts to PartnerRe U.S., and any other activities necessary or incidental to these activities.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of the relevant Finance Subsidiary outstanding at any time, except:

•	the junior subordinated debt securities issued by such Finance Subsidiary;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the junior subordinated debt securities or any other Indebtedness ranking pari passu with the junior subordinated debt securities;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such issuer in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	liability for income, franchise, real estate or other taxes owed or owing; and

•	any junior subordinated debt securities issued to a Capital Trust (or similar financing vehicle of PartnerRe).

Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01 and 16.08 of the junior subordinated indentures)

The junior subordinated indentures provide that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13 of the senior indentures and the subordinated indentures and Section 1.14 of the junior subordinated indentures)

Information Concerning the Trustee

The Finance Subsidiaries may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.

Under each indenture, The Bank of New York Mellon is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters. (Section 7.03)

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES
ISSUED TO THE CAPITAL TRUSTS

Option to Extend Interest Payment Date

Unless provided otherwise in the related prospectus supplement, each Finance Subsidiary will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to a Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement. This right to extend is subject to the terms, conditions and covenants, if any, specified in this prospectus and such prospectus supplement. However, the relevant issuer may not defer such interest payments beyond the stated maturity of the junior subordinated debt securities. (Section 3.11 of the junior subordinated indentures)

Option to Extend Maturity Date

Unless provided otherwise in the related prospectus supplement, each Finance Subsidiary will have the right to change the stated maturity of the principal of the junior subordinated debt securities issued to a Capital Trust upon the liquidation of such Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of such Capital Trust. The relevant issuer may also extend the stated maturity of the principal of the junior subordinated debt securities, provided that at the time such election to extend the stated maturity is made and at the time such extension commences, the following conditions are satisfied:

•	no event of default on the junior subordinated debt securities has occurred and is continuing;

•	such Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;

•

the junior subordinated debt securities are, and immediately after such extension will be, rated at least investment grade by either Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization; and

•	the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of such Capital Trust.

If any Finance Subsidiary exercises its right to liquidate such Capital Trust and exchange the junior subordinated debt securities for the preferred securities of such Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is 15 years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of such Capital Trust. (Section 3.13 of the junior subordinated indentures)

Additional Sums

If any Finance Subsidiary issues a series of junior subordinated debt securities to a Capital Trust which is the holder of all of the outstanding securities of such series, and such Capital Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes (including backup withholding taxes), imposed by the United States, or any other taxing authority, then the applicable Finance Subsidiary will be required to pay additional interest (“Additional Sums”) on the junior subordinated debt securities of such series. The amount of any Additional Sums will be an amount sufficient so that the net amounts received and retained by such Capital Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such Capital Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Capital Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges. (Section 10.08 of the junior subordinated indentures)

Redemption

Except as otherwise provided in the related prospectus supplement, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, the relevant Finance Subsidiary may, at its option, redeem such junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.08 of the junior subordinated indentures)

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of a Capital Trust, the receipt by such Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that such Capital Trust is or will be considered an investment company, or a company controlled by an investment company, that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such Capital Trust. (Section 1.01 of the junior subordinated indenture) “Tax Event” means, in respect of a Capital Trust, the receipt by such Capital Trust or the relevant Finance Subsidiary of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations (including any change in interpretation or application of law or regulation by any applicable taxing authority), which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of such Capital Trust, there is more than an insubstantial risk that:

•

such Capital Trust is or will be, within 90 days of delivery of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by the relevant issuer on such junior subordinated debt securities is not or will not be, within 90 days of delivery of such opinion of counsel, deductible by such issuer, in whole or in part, for United States federal income tax purposes; or

•

such Capital Trust is or will be, within 90 days of delivery of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.01 of the junior subordinated indentures)

Certain Covenants

PartnerRe and each Finance Subsidiary will covenant, as to the junior subordinated debt securities issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, that if:

(1)	any event occurs, of which the relevant issuer has actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the junior subordinated indenture and (B) in respect of which the issuer shall not have taken reasonable steps to cure;

(2)	PartnerRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities; or

(3)	the relevant issuer shall have given notice of its election to defer interest payments on the junior subordinated debt securities as provided in the junior subordinated indenture and shall not have rescinded such notice, or such election, shall be continuing, it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of PartnerRe’s outstanding capital stock; or

•

make any payment of principal, interest, premium, if any, on or repay, repurchase or redeem any debt security of PartnerRe or the relevant issuer, as the case may be, that ranks equal to or junior in interest to the junior subordinated debt securities or the related guarantee, as the case may be, or make any guarantee payments with respect to any guarantee by PartnerRe or the relevant issuer, as the case may be, of the debt securities of any subsidiary of PartnerRe or the relevant issuer, as the case may be, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as the case may be, except in each case for the transactions described in the immediately following sentence.

Notwithstanding the preceding sentence and regardless of whether any event described in clauses (1)-(3) above shall have occurred or be continuing, PartnerRe shall not be restricted from making or effecting the following dividends, distributions, redemptions, purchases, declarations, payments, exchanges and conversions:

•	dividends or distributions in the common shares or options or other rights to acquire the common shares of PartnerRe;

•

redemptions or purchases of any rights outstanding under a shareholder rights plan of PartnerRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future;

•	purchases of common shares related to the issuance of common shares under any of PartnerRe’s benefit plans for its directors, officers or employees;

•	the purchase of fractional shares resulting from a reclassification of the capital stock of PartnerRe;

•

the exchange or conversion of any class or series of the capital stock of PartnerRe (or any of its subsidiary’s) for another class or series of the capital stock of PartnerRe (or any of its subsidiary’s) or of any class or series of its (or any of its subsidiary’s) indebtedness pursuant to the terms of the capital stock or indebtedness as originally issued;

•

the purchase of fractional interests in shares of the capital of PartnerRe (or any of its subsidiary’s) stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•	any inter-company payments, other than dividend payments by the relevant Finance Subsidiary or its direct parent, PartnerRe U.S. Corporation. (Section 10.09 of the junior subordinated indentures).

If any of the Finance Subsidiaries issues the junior subordinated debt securities to a Capital Trust in connection with the issuance of preferred securities and common securities of such Capital Trust, for so long as such junior subordinated debt securities remain outstanding, the relevant issuer will also covenant:

•

to maintain directly or indirectly 100% ownership of the common securities of such Capital Trust; provided, however, that any permitted successor of such issuer under the junior subordinated indenture may succeed to its ownership of such common securities;

•

not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of such Capital Trust, the redemption of all of the preferred securities and common securities of such Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the amended and restated trust agreement of such Capital Trust; and

•	to take reasonable steps as necessary so that such Capital Trust will not fail or cease to qualify as a grantor trust for United States federal income tax purposes.

(Section 10.11 of the junior subordinated indentures)

Direct Action Right Upon Certain Events of Default

If an Event of Default with respect to junior subordinated debt securities of a Finance Subsidiary issued to a Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such Capital Trust may institute a legal proceeding directly against the relevant issuer and/or against PartnerRe, as guarantor, which is referred to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. The relevant issuer and PartnerRe may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. In addition, so long as PartnerRe is a guarantor of the obligations of the Finance Subsidiaries and the Capital Trusts and a Direct Action may be brought directly against PartnerRe, the Finance Subsidiaries and the Capital Trusts are not subject to the information reporting requirements of the Exchange Act. If the right to bring a Direct Action is removed, each Finance Subsidiary and each Capital Trust may become subject to the reporting obligations under the Exchange Act. Each Finance Subsidiary will have the right under the applicable junior subordinated indenture to set-off any payment made to such holder of preferred securities by it, in connection with a Direct Action. (Sections 1.12 and 5.08 of the junior subordinated indentures) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities. For more information on the reporting obligations of PartnerRe, the Finance Subsidiaries and the Capital Trusts, see “Where You Can Find More Information”.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable amended and restated trust agreement. See “Description of the Trust Preferred Securities—Events of Default; Notice.” (Section 5.08 of the junior subordinated indentures)

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by a Finance Subsidiary of its senior debt securities, subordinated debt securities or junior subordinated debt securities, we will guarantee, on a full and unconditional basis, such debt securities for the benefit of the holders thereof pursuant to a guarantee agreement. Each of the guarantee agreements will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon will act as indenture trustee under each of the guarantee agreements for the purposes of compliance with the Trust Indenture Act. Each of the guarantee agreements is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

The following summary sets forth the material terms and provisions of our guarantees of the Finance Subsidiaries’ senior debt securities, subordinated debt securities and junior subordinated debt securities. The following description of certain provisions of the guarantees is only a summary. You should read the guarantee agreements and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. Whenever we refer to particular sections or defined terms of the guarantee agreements, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee agreement, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

General

We will fully and unconditionally guarantee all obligations of the Finance Subsidiaries under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of PartnerRe, and the guarantees of the Finance Subsidiaries’ subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Since PartnerRe is a holding company, its rights and the rights of its creditors, including the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of the guarantees, and shareholders to participate in any distribution of the assets of any of our subsidiaries upon such subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of that subsidiary’s creditors and policyholders, except to the extent that PartnerRe may itself be a creditor with recognized claims against that subsidiary. The right of creditors of PartnerRe, including the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of the guarantees, to participate in the distribution of the stock owned by PartnerRe in certain of its subsidiaries, including PartnerRe’s insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Waiver of Events of Default

An event of default under a debt securities guarantee will occur upon our default on any of our payment or other obligations under the applicable debt securities guarantee agreement. The holders of not less than a majority of the outstanding principal amount of the relevant Finance Subsidiary’s senior debt securities or subordinated debt securities, as the case may be, may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe in respect of its guarantee and its consequences on any of its payment or other obligations under the senior or subordinated debt securities guarantee agreement, as applicable.

The holders of a majority in liquidation preference of the preferred securities issued by a Capital Trust may, by vote, on behalf of all holders, waive any past event of default of PartnerRe and its consequences on any of its payment or other obligations under the junior subordinated debt securities guarantee agreement.

Amendments

The senior debt securities guarantee, the subordinated debt securities guarantee and the junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder.

In the event that junior subordinated debt securities are issued to a Capital Trust, the junior subordinated debt securities guarantees may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the applicable Capital Trust. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities.

No consent of the holders of the Finance Subsidiaries’ senior, subordinated or junior subordinated debt securities, as the case may be, is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES
OR PREFERRED SHARES

PartnerRe may offer warrants to purchase common shares or preferred shares from time to time. The following statements with respect to the common share warrants and preferred share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants, we will file a copy of the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

General

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain United States federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other material terms of the share warrants.

The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent, indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. The signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding may be subject to adjustment in certain events. The adjustment events may include the issuance of a stock dividend to holders of common shares or preferred shares or a combination, subdivision or reclassification of common shares or preferred shares. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. We may, at our option, reduce the exercise price at any time. We may pay the cash value of any fractional shares otherwise issuable upon exercise of any share warrants. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, if provided for in the relevant share warrant agreement, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

PartnerRe may offer warrants to purchase debt securities from time to time. The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants to purchase debt securities, we will file a copy of the form of debt warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain United States federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions or other provisions for changes or adjustments in the exercise price; and

•	any other material terms of the debt warrants.

Warrantholders will not have the right to receive the payment of principal of, any premium or interest on or any additional amounts with respect to, the debt securities. Warrantholders will not have the right to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with payment in full of the exercise price, as set forth in the related prospectus supplement. Warrantholders must also complete and execute the form of election to purchase on the reverse side of the debt warrant certificate. The signature(s) must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the FINRA or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, we will issue a new debt warrant certificate for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

References in this section to junior subordinated debt securities shall be to those junior subordinated debt securities that are issued to a Capital Trust. Each Capital Trust will be governed by the terms of the applicable amended and restated trust agreement. Under each such trust agreement, a Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the applicable amended and restated trust agreement or made a part of such amended and restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by the relevant Finance Subsidiary and purchased by such Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by a Finance Subsidiary to any Capital Trust will be guaranteed by PartnerRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to such Capital Trust.

The following summary sets forth the material terms and provisions of the amended and restated trust agreements and the preferred securities to which any prospectus supplement relates. The following description is only a summary. You should read the forms of amended and restated trust agreement and the Trust Indenture Act for complete information regarding the terms and provisions of amended and restated trust agreements and of the preferred securities, including the definitions of some of the terms used below. The forms of amended and restated trust agreement are incorporated by reference into the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of an amended and restated trust agreement, such sections or defined terms are incorporated herein by reference, and the statements in connection with which such reference is made is qualified in its entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

Under the terms of the amended and restated trust agreement for each Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of such Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust. The holders of the preferred securities will be entitled to a preference in certain circumstances to distributions and amounts payable on redemption or liquidation over the common securities of such Capital Trust. Holders of preferred securities will also be entitled to other benefits under the corresponding amended and restated trust agreement. The preferred securities of a Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of such Capital Trust except as described under “—Subordination of Common Securities.” The Property Trustee will hold junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. In this prospectus we refer to the common securities and the preferred securities of each Capital Trust as the “trust securities” of such Capital Trust.

PartnerRe will issue a guarantee agreement for the benefit of the holders of each Capital Trust’s preferred securities. Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities. Our guarantee will be only to the extent that the related Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

Distributions

Unless otherwise specified in the relevant prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates and at the rates specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.01) References to “distributions” include any such additional distributions unless otherwise stated.

Each Finance Subsidiary has the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for a period which will be specified in the related prospectus supplement. This right is subject to the terms, conditions and covenants specified in this prospectus and such prospectus supplement. The deferral of interest payments may not extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Option to Extend Interest Payment Date.” If the relevant Finance Subsidiary extends the payment of interest on the junior subordinated debt securities, the Capital Trust which issued such preferred securities would defer distributions on the corresponding preferred securities during any such extension period. Any deferred preferred securities would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement. (Section 4.01)

The funds of each Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If neither the applicable Finance Subsidiary nor PartnerRe, as guarantor, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantees.”

A Capital Trust will pay distributions to the holders of the preferred securities as they appear on the register of such Capital Trust on the relevant record dates. Subject to any applicable laws and regulations and the provisions of the applicable amended and restated trust agreement, as long as the preferred securities remain in book-entry form, the record dates will be one day prior to the relevant distribution dates and each distribution payment will be made as described under “Description of the Trust Preferred Securities—Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.01)

Redemption or Exchange

Mandatory Redemption. When any Finance Subsidiary repays or redeems any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption, the Property Trustee will apply the proceeds from such repayment or redemption to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The Property Trustee must apply the proceeds upon not less than 30 nor more than 60 days notice to holders of trust securities. The redemption price per trust security will be equal to the stated liquidation amount plus accumulated and unpaid distributions to the date of redemption, plus the related amount of premium, if any, paid by the relevant Finance Subsidiary or by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities. (Section 4.02)

If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.02)

Each Finance Subsidiary will have the right to redeem any series of its corresponding junior subordinated debt securities:

•	at any time, in whole but not in part as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Redemption” above, or

•	as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of a Capital Trust shall occur and be continuing, the relevant Finance Subsidiary has the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. (Section 11.08 of the junior subordinated indentures) At any time, the relevant Finance Subsidiary has the right to dissolve such Capital Trust and after satisfaction of the liabilities of creditors of such Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If the relevant Finance Subsidiary does not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding. In this event, Additional Sums may be payable on the corresponding junior subordinated debt securities under the circumstances described above in “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Additional Sums.”

Except with respect to certain other circumstances, on and after the date on which junior subordinated debt securities are distributed to holders of preferred securities and common securities in connection with the dissolution and liquidation of a Capital Trust as a result of an early termination event (as defined in the first paragraph of “—Liquidation Distribution Upon Dissolution of a Capital Trust” below):

•	the trust securities will no longer be deemed to be outstanding;

•

certificates representing a like amount of junior subordinated debt securities will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

•

the relevant Finance Subsidiary will use its reasonable efforts to have the junior subordinated debt securities listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization to the extent that the preferred securities are then listed or traded;

•

any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt securities, accruing interest at the rate provided for in the applicable junior subordinated indenture from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt securities); and

•

all rights of securityholders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt securities upon surrender of trust securities certificates. (Section 9.04(d))

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

The applicable Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The applicable Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the related Capital Trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

When notice of redemption is given and funds deposited as required, all rights of the holders of such preferred securities so called for redemption will cease and such preferred securities will cease to be outstanding. However, the holders of such preferred securities will continue to have the right to receive the redemption price as well as any cash distributions and any accumulated or additional distributions, if any, that are payable under the applicable amended and restated trust agreement, but without interest. If payment of the redemption price for preferred securities called for redemption is improperly withheld or refused and not paid either by a Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantees,” distributions on such preferred securities will continue to accrue. The distributions will accrue at the then applicable rate, from the redemption date originally established by such Capital Trust for such preferred securities to the date such redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries (including the Finance Subsidiaries) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The relevant Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date. Subject to any applicable laws and regulations and the provisions of the applicable amended and restated trust agreement, as long as the preferred securities remain in book-entry form, the record date shall be one day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the record date for such preferred securities shall be the date 15 days prior to the relevant redemption date. If a Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes.

Unless the Capital Trust, the relevant Finance Subsidiary or us each defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date, interest will cease to accrue on such subordinated debt securities called for redemption. Distributions will also cease to accrue on the related preferred securities called for redemption. (Section 4.02)

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities. However, if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities occurs and continues, no payment of any distribution on, or redemption price of, any of such Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of such Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior to the liquidation date, or in the case of payment of the redemption price the full amount of such redemption price on all of such Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, such Capital Trust’s preferred securities then due and payable.

If any Event of Default under an amended and restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities occurs, the holder of the applicable Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable amended and restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable amended and restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03)

Liquidation Distribution Upon Dissolution of a Capital Trust

Each amended and restated trust agreement states that each Capital Trust shall automatically dissolve upon expiration of its term (Section 9.01) and shall dissolve automatically on the first of any of the following events to occur (an “early termination event”):

•	the bankruptcy, dissolution or liquidation of PartnerRe or the applicable Finance Subsidiary;

•

the depositor of the Capital Trust gives written direction to the Property Trustee to dissolve such Capital Trust and distribute to the holders of its trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities;

•	the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt securities; or

•	the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction.

(Section 9.02)

If an early dissolution occurs as described in first, second and fourth clauses above or upon the date designated for automatic dissolution of a Capital Trust, the Capital Trustees of the Capital Trust shall liquidate the Capital Trust by distributing to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. This distribution will be made after satisfaction of claims and obligations to creditors of such Capital Trust as provided by applicable law. However, if the Property Trustee determines that such distribution is impractical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Capital Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because such Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable directly by such Capital Trust on its preferred and common securities shall be paid on a pro rata basis. Holders of such Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default relating to the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.04)

Events of Default; Notice

The occurrence of an event of default relating to the corresponding junior subordinated debt securities (described under “Description of the Debt Securities—Events of Default under Junior Subordinated Indentures” above), shall constitute a “Debenture Event of Default” under each amended and restated trust agreement with respect to the applicable preferred securities. (Section 1.01)

Within fifteen business days after the occurrence of any Debenture Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Debenture Event of Default to the holders of the applicable Capital Trust’s preferred securities, the Administrative Trustees and to the depositor, unless such Debenture Event of Default shall have been cured or waived. (Section 8.02) The depositor and the

Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each amended and restated trust agreement. (Sections 8.15 and 8.16)

If a Debenture Event of Default has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of such Capital Trust as described above under “—Liquidation Distribution Upon Dissolution of a Capital Trust.” The existence of a Debenture Event of Default under the amended and restated trust agreements does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities; however, if the trustee or 25% of the holders of the junior subordinated securities fail to accelerate the maturity of the junior subordinated securities, then 25% in liquidation amount of the preferred securities then outstanding shall have the right to accelerate such junior subordinated securities by the delivery of written notice to the applicable Finance Subsidiary, PartnerRe, the trustee of such junior subordinated securities, or the Property Trustee of the Capital Trust. (Section 5.14)

Removal of Capital Trustees

Unless a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee of either Capital Trust may be removed at any time by the holder of the common securities of such Capital Trust. If a Debenture Event of Default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. The holders of the preferred securities of such Capital Trust will not have the right to vote to appoint, remove or replace the Administrative Trustees. The voting rights to appoint, remove or replace the Administrative Trustees are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended and restated trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

Unless a Debenture Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of either Capital Trust may at the time be located, the holder of the common securities of such Capital Trust and the Administrative Trustees shall have power to appoint one or more persons approved by the Property Trustee either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of such Capital Trust, or, to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable amended and restated trust agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.09)

Mergers, Consolidations, Amalgamations or Replacements of the Capital Trusts

A Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “—Liquidation Distribution Upon Dissolution of a Capital Trust.” A Capital Trust may, at the request of the depositor of the Capital Trust, with the consent of only the Administrative Trustees of such Capital Trust and without the consent of the holders of its preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, provided, that:

•

such successor entity either expressly assumes all of the obligations of such Capital Trust with respect to the preferred securities or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•

the depositor of the Capital Trust expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

•

the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•

such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•

such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the Capital Trust;

•

prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the depositor of the Capital Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

the depositor of the Capital Trust (or any permitted successor or assignee) owns all of the common securities of such successor entity and PartnerRe guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

However, a Capital Trust may not, except with the consent of holders of 100% in liquidation amount of its preferred securities, consolidate, amalgamate, merge with or into, convert into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause such Capital Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes or cause any other material adverse tax consequences to the holders of the preferred securities. (Section 9.05)

Voting and Preemptive Rights

Except as provided below and under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable amended and restated trust agreement, the holders of the preferred securities will have no voting rights. (Section 6.01) Holders of the preferred securities have no preemptive or similar rights. (Section 5.14)

Amendment of Amended and Restated Trust Agreements

Each amended and restated trust agreement may be amended from time to time by the depositor of the Capital Trust and the Capital Trustees, without the consent of the holders of the trust securities to:

•	cure any ambiguity;

•	correct or supplement any provisions in such amended and restated trust agreement that may be inconsistent with any other provision;

•

make any other provisions with respect to matters or questions arising under such amended and restated trust agreement, which shall not be inconsistent with the other provisions of such amended and restated trust agreement; or

•

modify, eliminate or add to any provisions of such amended and restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first three clauses above such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of an amended and restated trust agreement shall become effective when notice of the amendment is given to the holders of trust securities of the applicable Capital Trust. (Section 10.02)

Each amended and restated trust agreement may be amended by the depositor of the Capital Trust and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for United States federal income tax purposes or the Capital Trust’s exemption from status of an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities of such Capital Trust, such amended and restated trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.02)

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to such corresponding junior subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the applicable junior subordinated indenture (as described in “Description of the Debt Securities—Modification and Waiver”);

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the applicable junior subordinated indenture would require the consent of each holder of the junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the preferred securities (Section 6.01)

Global Preferred Securities

The preferred securities of a Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of a Capital Trust will be described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the amended and restated trust agreement of each Capital Trust will provide that the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary, if:

•

the depositor of the Capital Trust advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and the depositor of the Capital Trust fails to appoint a qualified successor within 90 days;

•	the depositor of the Capital Trust at its option advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary; or

•

after the occurrence of a Debenture Event of Default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests. (Section 5.13)

With respect to the second bullet point above, the depositor of the Capital Trust understands, however, that under current industry practices, the depositary would notify its participants of the depositor’s request, but will only withdraw beneficial interests from a global preferred security at the request of each participant. The depositor of the Capital Trust would issue preferred securities in definitive form in exchange for any such interests withdrawn.

Payment and Paying Agency

Payments on the preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. If any Capital Trust’s preferred securities are not held by the depositary, payments will be made by check mailed to the address of the holder entitled to such payments as such address shall appear on the register of such Capital Trust or by wire transfer to an account maintained with a bank in the United States. (Section 4.04) Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the depositor of the Capital Trust, the Administrative Trustees and the Property Trustee. If the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor to act as paying agent. Any successor shall be a bank or trust company acceptable to the Property Trustee and the depositor of the Capital Trust. (Section 5.09)

Registrar and Transfer Agent

The initial registrar and transfer agent for the preferred securities will be designated by the depositor of the Capital Trust and specified in the applicable prospectus supplement. The depositor of the Capital Trust has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

Registration of transfers of preferred securities will be effected without charge by or on behalf of each Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.04)

Administrative Trustees

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the respective Capital Trusts in such a way that such Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or fail or cease to qualify as a grantor trust for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as the applicable Finance Subsidiary’s indebtedness for United States federal income tax purposes. In this connection, the depositor of the Capital Trust and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Capital Trust or each amended and restated trust agreement, that the depositor and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Capital Trust Securities Guarantees

Concurrently with any issuance by a Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The Bank of New York Mellon will act as indenture trustee under the preferred securities guarantees for the purposes of compliance with the Trust Indenture Act. The preferred securities guarantees will be qualified as indentures under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantees. The following description of certain provisions of the preferred securities guarantees is only a summary. You should read the preferred securities guarantees and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantees, including the definitions of some of the terms used below. The preferred securities guarantees have been incorporated by reference into to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means such Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold each preferred securities guarantee for the benefit of the holders of the related Capital Trust’s preferred securities.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described in this prospectus, to the holders of the preferred securities of such Capital Trust, the Guarantee Payments (as defined below) (without duplication of amounts paid by or on behalf of the applicable Capital Trust) regardless of any defense, right of setoff or counterclaim that such Capital Trust may have or assert other than the defense of payment. The following payments with respect to preferred securities, to the extent not paid by or on behalf of the applicable Capital Trust (the “Guarantee Payments”), will be subject to the related preferred securities guarantee:

•	any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that such Capital Trust has funds on hand available for payment at such time;

•

the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that such Capital Trust has funds on hand available for payment at such time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of such Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution (as defined in “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution of a Capital Trust”), to the extent such Capital Trust has funds available for payment at such time and (b) the amount of assets of such Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the related Capital Trust to pay such amounts to such holders. (Section 5.01)

Each preferred securities guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the applicable Capital Trust’s payment obligations under its preferred securities, but will apply only to the extent that such Capital Trust has funds sufficient to make such payments. (Sections 1.01, 5.01) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.05)

If the relevant Finance Subsidiary does not make interest payments on the corresponding junior subordinated debt securities held by a Capital Trust, and if we do not make such payments under the junior subordinated debt securities guarantee, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of ours (including all debt securities). See “—Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors and policyholders, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable amended and restated trust agreement, the applicable junior subordinated indenture and any supplemental indentures thereto and the applicable junior subordinated debt securities guarantee agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Capital Trust’s obligations under its preferred securities. See “The Capital Trusts,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Indebtedness (as defined above in “Description of Debt Securities—Subordination of the Subordinated Debt Securities Issued by PartnerRe”). (Section 6.02)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), and any changes to the terms of our guarantee under each preferred securities guarantee (which may only be amended in writing with the prior approval of each holder of such preferred securities then outstanding), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority in liquidation preference of all such then outstanding preferred securities. (Section 8.02) All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the indenture trustee under such preferred securities guarantee. (Section 5.04)

If the indenture trustee fails to enforce a preferred securities guarantee, any holder of the related preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Capital Trust, the indenture trustee or any other person or entity. (Section 5.04)

We, as guarantor, are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the applicable preferred securities guarantee. (Section 2.04)

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of all the related preferred securities,

•	the distribution of the corresponding junior subordinated debt securities to the holders of such preferred securities or

•	upon full payment of the amounts payable upon liquidation of the related Capital Trust.

Notwithstanding the forgoing, each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.01)

New York Law to Govern

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.06)

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares at a future date or dates. We may fix the price per share and the number of common shares at the time we issue the share purchase contracts or we may also fix the price per share and the number of common shares by reference to a specific formula set forth in the share purchase contracts. We may issue the share purchase contracts separately or as a part of share purchase units. If issued as a part of share purchase units, such share purchase contract may be combined with, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

•	senior debt securities or subordinated debt securities of ours;

•	senior debt securities, subordinated debt securities or junior debt securities of any of the Finance Subsidiaries;

•	our preferred shares;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	preferred securities of a Capital Trust.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the share purchase contracts;

•	the purchase contract agreement; and

•	the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units.

If we issue purchase contracts, we will file a copy of the form of purchase contract agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities, depositary shares or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

If we issue units, we will file a copy of the form of unit agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

PLAN OF DISTRIBUTION

We, each Finance Subsidiary and/or each Capital Trust may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	through underwriters or dealers; or

•	directly to a limited number of purchasers or a single purchaser, including our affiliates.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents and the respective amount of the offered securities underwritten or purchased by each of them;

•	the purchase price of the offered securities and the proceeds to us, any of the Finance Subsidiaries and/or a Capital Trust from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, any of the Finance Subsidiaries and/or a Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, a Finance Subsidiary and/or a Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters in connection with sales of the offered securities. The offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in a prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the offered securities of a series if they purchase any of such offered securities.

We, a Finance Subsidiary and/or a Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, a Finance Subsidiaries and/or a Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of offered securities, we, a Finance Subsidiary and/or a Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, a Finance Subsidiary and/or a Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, a Finance Subsidiary and/or a Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us, a Finance Subsidiary and/or a Capital Trust to indemnification by us, a Finance Subsidiary and/or a Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We, a Finance Subsidiary and/or a Capital Trust may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from us, a Finance Subsidiary and/or such Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, a Finance Subsidiary and/or such Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in a prospectus supplement of the use by us, a Finance Subsidiary and/or a Capital Trust of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares, each of which are listed on the New York Stock Exchange, will have no established trading market. We, a Finance Subsidiary and/or a Capital Trust may elect to list any series of offered securities on an exchange, and in the case of our common shares and the series of our outstanding preferred shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, such Finance Subsidiary and/or such Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including the Finance Subsidiaries) in the ordinary course of business.

LEGAL OPINIONS

Certain legal matters with respect to United States and New York law relating to the validity of certain of the offered securities will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters with respect to Delaware law relating to the validity of certain of the offered securities will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for us by corporate counsel for PartnerRe. Additional legal matters may be passed on for PartnerRe, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K/A, and the effectiveness of PartnerRe Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

General

We have filed with the Securities and Exchange Commission, or the Commission, a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common shares, preferred shares, debt securities, debt securities guarantees, depositary shares, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantees described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports and other information with the Commission. You may read and copy any document that we file at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission subsequent to June 2001 are also available to you free of charge at the Commission’s website at http://www.sec.gov.

Additionally, our common shares, our 6.75% Series C Cumulative Redeemable Preferred Shares, our 6.50% Series D Cumulative Redeemable Preferred Shares and our 7.25% Series E Cumulative Redeemable Preferred Shares are each listed on the New York Stock Exchange, so our reports can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, 17th Floor, New York, New York 10005.

The Finance Subsidiaries

There are no separate financial statements of the Finance Subsidiaries in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of the Finance Subsidiaries because:

•	we, a reporting company under the Exchange Act, own indirectly all of the outstanding capital stock of each Finance Subsidiary;

•	the Finance Subsidiaries have no independent operations or proposals to engage in any activity other than issuing debt securities and applying the proceeds as described in “Use of Proceeds”; and

•

the obligations of the Finance Subsidiaries under the senior, subordinated or junior subordinated debt securities issued by them will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

The Finance Subsidiaries are not currently subject to the information reporting requirements of the Exchange Act and will not become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

The Capital Trusts

There are no separate financial statements of the Capital Trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of either of the Capital Trusts because:

•	we, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Capital Trust;

•

each Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of such Capital Trust and investing the proceeds in junior subordinated debt securities issued by a Finance Subsidiary which will be guaranteed by us; and

•	the obligations of each Capital Trust under the preferred securities issued by it will be guaranteed by us. See “Description of the Trust Preferred Securities Guarantees.”

Neither Capital Trust is currently subject to the information reporting requirements of the Exchange Act and neither of them will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus.

We incorporate by reference the following previously filed documents:

(1)	our Annual Report on Form 10-K/A for the year ended December 31, 2011 filed with the Commission on February 29, 2012 (File No. 001-14536);

(2)	our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 4, 2012 (File No. 001-14536), solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K/A for the year ended December 31, 2011;

(3)	our Current Reports on Form 8-K filed on January 31, 2012 (File No. 001-14536) and February 7, 2012 (Item 8.01 only) (File No. 001-14536);

(4)	the description of our common shares set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 (File No. 000-22530) and October 24, 1996 (File No. 001-14536), including any amendment or report for the purpose of updating such description;

(5)	the description of our 6.75% Series C Cumulative Redeemable Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on May 2, 2003 (File No. 001-14536), including any amendment or report for the purpose of updating such description;

(6)	the description of our 6.50% Series D Cumulative Redeemable Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on November 12, 2004 (File No. 001-14536), including any amendment or report for the purpose of updating such description; and

(7)	the description of our 7.25% Series E Cumulative Redeemable Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on June 15, 2011 (File No. 001-14536), including any amendment or report for the purpose of updating such description.

You may request free copies of these filings (other than the exhibits) by writing or telephoning us at the following address:

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: Chief Legal Counsel

Telephone: (441) 292-0888

Fax: (441) 292-6080

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws. However, PartnerRe may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352, our U.S. agent irrevocably appointed for that purpose.

The United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Also, there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

                     Shares

PartnerRe Ltd.

        % SERIES F NON-CUMULATIVE

REDEEMABLE PREFERRED SHARES

(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

                    , 2013

Joint Book-Running Managers

UBS Investment Bank	BofA Merrill Lynch	Citigroup	Credit Suisse	Wells Fargo Securities

Senior Co-Managers

Barclays	RBC Capital Markets

Co-Managers

HSBC	J.P. Morgan